UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Perma-Fix Environmental Services, Inc.
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PERMA-FIX ENVIRONMENTAL SERVICES, INC.
8302 Dunwoody Place, Suite 250
Atlanta, Georgia 30350

NOTICE OF ANNUAL MEETING
To Be Held September 13, 2012

To the Stockholders of Perma-Fix Environmental Services, Inc.:

Notice is hereby given that the 2012 Annual Meeting of Stockholders (the “Meeting”) of Perma-Fix Environmental Services, Inc. (the “Company”) will be held at the Hilton Atlanta Airport, 1031 Virginia Avenue, Atlanta, Georgia 30354, on Thursday, September 13, 2012, at 11:00 a.m. (EDST), for the following purposes:

1.	To elect six directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

2.	To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the 2012 fiscal year;

3.	To approve, on an advisory basis, the 2011 compensation of our named executive officers;

4.	To approve the Second Amendment to the Company’s 2003 Outside Directors Stock Plan; and

5.	To transact such other business as may properly come before the meeting and at any adjournments thereof.

Only stockholders of record at the close of business on July 25, 2012, will be entitled to notice of, and to vote at, the Meeting or at any postponement or adjournment thereof.

This Notice of Annual Meeting of Stockholders, our annual report for 2011, this 2012 Proxy Statement, and the accompanying Proxy Card are being first mailed to stockholders on August 6, 2012.

The Company’s Annual Report for 2011 is enclosed for your reference.

By the order of the Board of Directors

/s/Ben Naccarato

Ben Naccarato
Secretary

Atlanta, Georgia
August 6, 2012

It is important that your shares be represented at the Meeting.  Please complete, date, sign and return the accompanying Proxy or vote on the internet at www.cstproxyvote.com, whether or not you plan to attend the Meeting in person. The enclosed return envelope requires no additional postage if mailed in the United States. If you decide to attend the Meeting, you may, if so desired, revoke the Proxy and vote in person.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
8302 Dunwoody Place, Suite 250
Atlanta, Georgia 30350

PROXY STATEMENT
FOR THE
2012 ANNUAL MEETING OF STOCKHOLDERS

Why am I receiving this Proxy Statement?
This Proxy Statement is furnished to the holders of the common stock, par value $.001 (the “Common Stock”), of Perma-Fix Environmental Services, Inc. (the “Company”, “we”, “our”, or “us”) in connection with the solicitation on behalf of the Board of Directors of the Company (the “Board of Directors” or the “Board”) of proxies to be used in voting at the 2012 Annual Meeting of Stockholders to be held at the Hilton Atlanta Airport, 1031 Virginia Avenue, Atlanta, Georgia, 30354, on Thursday, September 13, 2012, at 11:00 a.m. (EDST), and any adjournments thereof (the “Meeting”).

Who is entitled to vote at the Meeting?
Only the holders of Common Stock of record at the close of business on July 25, 2012 (the “Record Date”), will have the right to receive notice of, and be entitled to vote at, the Meeting.  At the close of business on the Record Date, 56,140,017 shares of Common Stock (which excludes 38,210 treasury shares) were outstanding.  Each stockholder of record, as of the Record Date, is entitled to one vote for each share of Common Stock that the stockholder owned as of the Record Date on each matter to be voted upon at the Meeting.

What vote is required to approve the matters being considered?

•	Directors are elected by a plurality of the shares present in person or represented by proxy and entitled to vote at the Meeting.

•	The ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Meeting.

•
The approval of the 2011 compensation of our named executive officers requires the affirmative vote of a majority of the votes cast at the Meeting.  While the Board of Directors intends to carefully consider the shareholder vote resulting from this proposal, the final vote will not be binding and is advisory in nature.  Abstentions will not be counted either for or against this proposal.

•
The approval of the Second Amendment to the Company’s 2003 Outside Directors Stock Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Meeting.

Are abstentions counted?
If your proxy indicates an abstention from voting on the proposal, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. Because abstentions represent shares entitled to vote, if you abstain from voting on a proposal, your abstention (a) will have no effect on the election of directors (b) will have the effect of a vote against the ratification of the appointment of the independent registered public accounting firm and (c) will have the effect of a vote against the resolution on executive compensation.

How do I cast my vote?
If you are a stockholder whose shares are registered in your name, you may vote your shares in person at the meeting or by one of the two following methods:

•	Vote by Internet, by going to the web address www.cstproxyvote.com and following the instructions for Internet voting.

•	Vote by Proxy Card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. If you vote by Internet, please do not mail your proxy card.

If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction form with this Proxy Statement, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet.

Whether or not you plan to attend the 2012 Annual Meeting of Stockholders, please submit your vote either by internet or by written proxy card.

Can I change my mind after I vote?
Yes, you may change your mind at any time before the polls close at the Meeting.  You can change your vote by:

•	executing and submitting a revised proxy;

•	providing a written revocation to the Secretary of the Company; or

•	voting in person at the Meeting.

What constitutes a quorum?
A majority of all of the outstanding shares of Common Stock entitled to notice of, and to vote at, the Meeting, represented in person or by proxy, will constitute a quorum for the holding of the Meeting.  The failure of a quorum to be represented at the Meeting will necessitate adjournment and will subject the Company to additional expense.  If your proxy indicates an abstention from voting on a proposal, the shares represented will be counted as present for the purpose of determining a quorum.

Will my shares be voted if I do not provide my proxy?
No. If your shares are registered in your name, they will not be voted, unless you submit your proxy or vote in person at the Meeting. If you hold your shares directly in your own name, you must vote, either by completing, signing and delivering a proxy, voting by the internet, or attending the Meeting and voting at the Meeting.

Who votes shares held in my brokerage account?
If you are a beneficial owner whose shares are held of record by a broker, you must instruct your broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any matter on which the broker does not have discretionary authority to vote (‘non-discretionary” matter).  The election of directors, the advisory vote to approve compensation of our named executive officers, and the approval of the Second Amendment to the Company’s 2003 Outside Directors Plan are non-discretionary matters.  Without your voting instruction on such non-discretionary matters, a “broker non-vote” will occur.  In these cases, the broker can register your shares as being present at the Meeting for purposes of determining the presence of a quorum, but will not be able to vote on these three matters for which specific authorization is required.

Your broker is permitted to vote on your behalf on the matter of the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year.  This matter is considered a “discretionary” matter; as such, your broker may elect to vote on your behalf even if you do not provide instruction to your broker on how to vote on this matter.

Because a “broker non-vote” is not considered to be eligible to vote, it is not counted in determining whether a proposal has been approved.  It is particularly important that you, the beneficial owner, instruct your broker how you wish to vote your shares on all of the matters.

Who will count the votes?
All votes will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes and abstentions.

Where can I find the voting results of the Meeting?
We will announce the voting results at the Meeting and publish final results in a Form 8-K to be filed with the Securities and Exchange Commission within four business days after the Meeting.

Who is paying the cost of this solicitation?
The Company will pay the cost of preparing, printing, assembling, and mailing this Proxy Statement and the Proxy Card.  In addition to solicitation by use of the mail, certain of the Company’s officers and employees may, without receiving additional compensation therefore, solicit the return of proxies by telephone, telegram or personal interview.  We also have retained The Proxy Advisory Group, LLC to assist us in the solicitation of votes described above.  We will pay The Proxy Advisory Group, LLC a base fee of $9,000, plus customary costs and expenses for this service.  The Company will reimburse brokerage houses and custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses in forwarding soliciting materials to their principals, the beneficial owners of Common Stock.

Is the stockholder list available for review?
A list of stockholders entitled to vote at the Meeting will be open to the examination of any stockholder for any purpose germane to the Meeting during ordinary business hours commencing 10 days before the Meeting. Prior to the Meeting, the list will be maintained at our principal executive offices located at 8302 Dunwoody Place, Suite 250, Atlanta, Georgia 30350.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation, as amended, provides that each member of the Board of Directors shall hold office until the next annual meeting of stockholders and their successors have been elected and qualified or until their earlier resignation or removal. Successors to those directors whose terms have expired are required to be elected by stockholder vote. The existing Board of Directors fills vacancies for an unexpired term and any newly created directorships created by the Board of Directors’ action.

The six nominees for membership on our Board of Directors named below were recommended by our Corporate Governance and Nominating Committee to serve as members of the Board of Directors.  All nominees are incumbent directors and meet the qualifications for membership on our Board of Directors as set forth in the Company’s Amended and Restated Bylaws.

Mr. Robert L. Ferguson, age 79, who is currently serving as a member of the Board of Directors, notified the Company on July 15, 2012, that he will not stand for re-election.  Mr. Ferguson has not advised the Company that his decision to not stand for re-election was due to any disagreement with the Company.

The Company’s Amended and Restated Bylaws provide that the number of the Company’s directors shall be at least three and no more than seven, as may be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors.  Because Mr. Ferguson is not standing for re-election, the Board of Directors has reduced the number of directors from seven to six.

Nominees for Directors
The following biographical information includes a discussion of the specific experience, qualifications, attributes or skills that led to the conclusion by our Corporate Governance and Nominating Committee that each of the nominees is qualified to serve as one of our Directors:

Dr. Louis F. Centofanti Age: 68
Dr. Centofanti has served as Board Chairman since joining the Company in February 1991. Dr. Centofanti also served as Company President and Chief Executive Officer (February 1991 to September 1995) and again in March 1996 was elected Company President and Chief Executive Officer.  From 1985 until joining the Company, Dr. Centofanti served as Senior Vice President of USPCI, Inc., a large hazardous waste management company, where he was responsible for managing the treatment, reclamation and technical groups within USPCI.  In 1981 he founded PPM, Inc. (later sold to USPCI), a hazardous waste management company specializing in treating PCB contaminated oil.  From 1978 to 1981, Dr. Centofanti served as Regional Administrator of the U.S. Department of Energy for the southeastern region of the United States.  Dr. Centofanti has a Ph.D. and a M.S. in Chemistry from the University of Michigan, and a B.S. in Chemistry from Youngstown State University.

As founder of Perma-Fix, PPM, Inc., and senior executive leader at USPCI, Dr. Centofanti combines extensive business experience in the waste management industry with a drive for innovative technology which is critical for a waste management company.  In addition, his service in the government sector provides a solid foundation for the continuing growth of the Company’s business. Dr. Centofanti’s understanding of all aspects of the Company and his extensive knowledge of its history, coupled with his drive for innovation and excellence, positions our Board Chairman, President and Chief Executive Officer, to optimize our role in this competitive, evolving market.

Jack Lahav Age: 63
Jack Lahav, a director since September 2001, is a private investor, specializing in launching and growing businesses. Mr. Lahav devotes much of his time to charitable activities, serving as president as well as board member of several charities.  Previously, Mr. Lahav founded Remarkable Products Inc. and served as its president from 1980 to 1993.  Mr. Lahav co-founded Lamar Signal Processing, Inc., a digital signal processing company, was president of Advanced Technologies, Inc., a robotics company, and director of Vocaltec Communications, Ltd., a publicly-traded telecom equipment provider.  From 2001 to 2004, Mr. Lahav served as Chairman of Quigo Technologies, Inc., a private search-engine marketing company acquired by AOL in December 2007. Mr. Lahav currently serves as Chairman of Phoenix Audio Technologies, a private company that provides audio communication solutions for VoIP and other internet applications, and Doclix Inc, a privately-held internet marketing company.

Having launched a number of successful businesses, Mr. Lahav has established a record of success in developing and growing a business. His “know how” enables him to provide important perspectives to the Board relating to a variety of business challenges.  His commitment to charitable organizations provides a unique component of a well-rounded Board.

Honorable Joe R. Reeder Age: 64
Mr. Reeder, a director since April 2003, served as the Shareholder-in-Charge of the Mid-Atlantic Region (1999-2008) for Greenberg Traurig LLP, one of the nation's largest law firms, with 35 offices and over 1,750 attorneys worldwide.  He is currently a shareholder in the law firm.  His clientele includes sovereign nations, international corporations, and law firms throughout the U.S.  As the 14th Undersecretary of the U.S. Army (1993-97), Mr. Reeder also served for three years as Chairman of the Panama Canal Commission's Board of Directors where he oversaw a multibillion-dollar infrastructure program.   He serves on the boards of the National Defense Industry Association (NDIA) (and chairs NDIA’s Ethics Committee), the Armed Services YMCA, the USO, the International Advisory Board of the Panama Canal, and the Peace Research Endowment (which he chairs).  He also serves on the board for a number of other private companies and charitable organizations. Following successive appointments by Governors Mark Warner and Tim Kaine, Mr. Reeder served seven years as Chairman of two Commonwealth of Virginia military boards.  Mr. Reeder is also a frequent television commentator on legal and national security issues.  Among other corporate positions, he has been a director since September 2005 for ELBIT Systems of America, LLC, a NASDAQ company that provides product and system solutions focusing on defense, homeland security, and commercial aviation.  A graduate of West Point who served in the 82d Airborne Division following Ranger School, Mr. Reeder earned his J.D. from the University of Texas and his L.L.M. from Georgetown University.

Mr. Reeder has a distinguished career in providing solutions to complex issues involving substantial domestic and international concerns.  He has demonstrated extensive knowledge and problem-solving background, particularly related to our nuclear business, which skills enhance the Board’s ability to address challenging issues in the nuclear market.

Larry M. Shelton Age: 58
Mr. Shelton, a director since July 2006, currently is the Chief Financial Officer of S K Hart Management, LC, an investment holding company.  He has held this position since 1999.  Mr. Shelton has over 18 years of experience as financial executive officer for several waste management companies.  He was Chief Financial Officer of Envirocare of Utah, Inc. (1995–1999), and Chief Financial Officer of USPCI, Inc. (1982–1987).  Mr. Shelton has served on the Board of Directors of Subsurface Technologies, Inc., a privately-held company specializing in providing environmentally sound innovative solutions for water well rehabilitation and development, since July 1989, and Pony Express Land Development, Inc., a privately-held land development company, since December 2005.  Mr. Shelton has a B.A. in accounting from the University of Oklahoma.

With his years of accounting experience as Chief Financial Officer for various companies, including a number of waste management companies, Mr. Shelton combines extensive knowledge and understanding of accounting principles, financial reporting requirements, evaluating and overseeing financial reporting processes and business savvy.

Dr. Charles E. Young Age: 81
Dr. Charles E. Young, a director since July 2003, currently serves as a director (since September 2011) of SteriMed, Inc., a privately held company in the medical waste business.  He was president of the University of Florida from November 1999 to January 2004 and Chancellor of the University of California, Los Angeles (UCLA) for 29 years until his retirement in 1997.  He also was the President of Qatar Foundation from 2004 to November 2005.  In addition, from December 2009 to June 2010, he served as the Chief Executive Officer of the Los Angeles Museum of Contemporary Art.  Dr. Young has chaired the Association of American Universities, and served on numerous commissions, including the American Council on Education, the National Association of State Universities and Land-Grant Colleges, and the Business-Higher Education Forum.  Dr. Young has served on the Board of Directors of I-MARK, Inc., a privately held software and professional services company since 1997.  He previously served on the Board of Directors of Intel Corp. and Nicholas-Applegate Growth Equity Fund, Inc., as well as Fiberspace, Inc., a privately-held company that designs and manufacturers stabilized laser products, Student Advantage, Inc., an integrated media and commerce company, and AAFL Enterprises, a sports development company.   Dr. Young has a Ph.D. and M.A. in political science from UCLA and a B.A. from the University of California at Riverside.

Having presided over two major universities with multi-billion budgets and myriad educational foundations, and as a former board member for a publicly-held multi-billion dollar corporation, Dr. Young brings unique perspectives and extensive experience to our Board.  His savvy in the process of policy making and long-term leadership development provides a valuable component of a well-rounded Board.

Mark A. Zwecker Age: 62
Mark Zwecker, a director since the Company's inception in January 1991, assumed the position of Director of Finance in 2006 for Communications Security and Compliance Technologies, Inc., a software company developing security products for the mobile workforce, and also serves as an advisor to Plum Combustion, Inc., an engineering and manufacturing company developing high performance combustion technology.  From 1997 to 2006, Mr. Zwecker served as President of ACI Technology, LLC, an IT services provider, and from 1986 to 1998, he served as Vice President of Finance and Administration for American Combustion, Inc., a combustion technology solution provider.  In 1983, with Dr. Centofanti, Mr. Zwecker co-founded a start-up, PPM, Inc., a hazardous waste management company. He remained with PPM, Inc. until its acquisition in 1985 by USPCI. Mr. Zwecker has a B.S. in Industrial and Systems Engineering from the Georgia Institute of Technology and an M.B.A. from Harvard University.

As a director since our inception, Mr. Zwecker’s understanding of our business provides valuable insight to the Board.  With years of experience in operations and finance for various companies, including a number of waste management companies, Mr. Zwecker combines extensive knowledge of accounting principles, financial reporting rules and regulations, the ability to evaluate financial results, and understanding of financial reporting processes. He has an extensive background in operating complex organizations. Mr. Zwecker’s experience and background positions him well to serve as a member of our Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE SIX NOMINEES AS THE COMPANY’S DIRECTORS.

Board Independence
The Board of Directors has determined that each of Messrs. Lahav, Reeder, Shelton, Young, and Zwecker is an “independent director” within the meaning of the applicable NASDAQ Stock Market, Inc. rules.

Dr. Centofanti is not considered to be an “independent director” because he serves as a senior executive of the Company.  The Board of Directors also does not consider Mr. Ferguson to be “independent” based on the transactions between Mr. Ferguson and us which are described under “Certain Relations and Related Transactions – Mr. Robert L. Ferguson”.  Mr. Ferguson is not standing for re-election at this Meeting.

Board Leadership Structure
Dr. Louis Centofanti, the Company’s President and Chief Executive Officer, also holds the position of the Chairman of the Board.  The Company believes such structure currently promotes the best interests of our stockholders. Dr. Centofanti’s extensive knowledge of the history of the Company, its customers, and his background in our complex and unique nuclear business, enables him to provide guidance to our Board with day to day and long-term strategic business recommendations and decisions which ultimately enhance shareholder value.

Although the Company’s Amended and Restated Bylaws do not formally require the designation of an independent Lead Director, because the positions of Chairman and Chief Executive Officer are held by the same person, Mr. Mark Zwecker was appointed by our Board of Directors and has served as the independent Lead Director since February 2010.  The Board believes that the Lead Director enhances the Board’s ability to fulfill its responsibilities independently in the best interests of the Company’s stockholders.  The Lead Director’s role includes:

•	convening and chairing meetings of the non-employee directors as necessary from time to time and Board meetings in the absence of the Chairman of the Board;
•	acting as liaison between directors, committee chairs and management;
•	serving as information sources for directors and management; and
•	carrying out responsibilities as the Board may delegate from time to time.

Meetings and Committees of the Board of Directors
During 2011, the Board of Directors held eight meetings, which included four telephonic meetings.  No director attended fewer than 75% of the aggregate number of meetings held by the Board of Directors and the committees on which he served during 2011.  The Company does not currently have a policy with respect to the attendance of its directors at annual meetings; however, the Company encourages each of its directors to attend whenever possible.  All members of our Board of Directors attended our 2011 Annual Meetings of Stockholders.  The Board of Directors has an Audit Committee, Compensation and Stock Option Committee, Corporate Governance and Nominating Committee, and a Research and Development Committee.

Audit Committee:
The Audit Committee assists the Board of Directors in monitoring the integrity of the financial statements of the Company, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditor, and the Company’s compliance with legal and regulatory requirements. In carrying out these purposes, the Audit Committee, among other things:

•	appoints, evaluates, and approves the compensation of the Company’s independent auditor;

•	pre-approves all auditing services and permitted non-audit services;

•	annually considers the qualifications and independence of the independent auditors;

•	reviews recommendations of independent auditors concerning the Company’s accounting principles, internal controls, and accounting procedures and practices;

•	reviews and approves the scope of the annual audit;

•	reviews and discusses with the independent auditors the audited financial statements; and

•	performs such other duties as set forth in the Audit Committee Charter.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act, and is governed by an Audit Committee Charter.  A copy of the Audit Committee Charter is available on our website at www.perma-fix.com.  The Audit Committee has established procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission of concerns by employees of the Company regarding accounting or auditing matters.

The Audit Committee members during 2011 were Mark A. Zwecker (Chairman), Larry M. Shelton, and Dr. Charles E. Young, who replaced Jon Colin on August 24, 2011.  Mr. Jon Colin did not stand for re-election at the Company’s 2011 Annual Meeting of Stockholders held on August 24, 2011.  The Board of Directors has determined that each of the current three members of the Audit Committee is (and Mr. Jon Colin, a former member of the Audit Committee was) an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Audit Committee meets at least quarterly and at such additional times as necessary or advisable.  The Audit Committee held six meetings during 2011.

Compensation and Stock Option Committee:
The Compensation and Stock Option Committee reviews and recommends to the Board of Directors the compensation and benefits of all of the Company’s officers and reviews general policy matters relating to compensation and benefits of the Company’s employees. The Committee also administers the Company’s stock option plans.  The Compensation and Stock Option Committee does not have a charter.  The members of the Compensation and Stock Option Committee during 2011 were Jack Lahav (Chairman), Joe R. Reeder, Dr. Charles E. Young, and Jon Colin.  Mr. Colin is no longer a member effective August 24, 2011 as he did not stand for re-election as a Board member at the Company’s 2011 Annual Meeting of Stockholders.  The Compensation and Stock Option Committee held five meetings in 2011.

Corporate Governance and Nominating Committee:
The Corporate Governance and Nominating Committee recommends to the Board of Directors candidates to fill vacancies on the Board and the nominees for election as the directors at each annual meeting of stockholders.  In making such recommendation, the Corporate Governance and Nominating Committee takes into account information provided to them from the candidate, as well as the Corporate Governance and Nominating Committee’s own knowledge and information obtained through inquiries to third parties to the extent the Corporate Governance and Nominating Committee deems appropriate. The Company’s Amended and Restated Bylaws sets forth certain minimum director qualifications to qualify for nomination for elections as a Director.  To qualify for nomination or election as a director, an individual must:

•	be an individual at least 21 years of age who is not under legal disability;
•	have the ability to be present, in person, at all regular and special meetings of the Board of Directors;
•	not serve on the boards of more than three other publicly held companies;
•
satisfy the director qualification requirements of all environmental and nuclear commissions, boards or similar regulatory or law enforcement authorities to which the Corporation is subject so as not to cause the Corporation to fail to satisfy any of the licensing requirements imposed by any such authority;

•	not be affiliated with, employed by or a representative of, or have or acquire a material personal involvement with, or material financial interest in, any “Business Competitor” (as defined);
•	not have been convicted of a felony or of any misdemeanor involving moral turpitude; and
•	have been nominated for election to the Board of Directors in accordance with the terms of the Amended and Restated Bylaws.

In addition to the minimum director qualifications as mentioned above, each candidate’s qualifications are also reviewed to include:

•	standards of integrity, personal ethics and value, commitment, and independence of thought and judgment;
•	ability to represent the interests of the Company’s stockholders;
•	ability to dedicate sufficient time, energy and attention to fulfill the requirements of the position; and
•
diversity of skills and experience with respect to accounting and finance, management and leadership, business acumen, vision and strategy, charitable causes, business operations, and industry knowledge.

The Corporate Governance and Nominating Committee does not assign specific weight to any particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Corporate Governance and Nominating Committee does not have a formal policy for the consideration of diversity in identifying nominees for directors.  However, the Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities.

Stockholder Nominees
The Corporate Governance and Nominating Committee will consider properly submitted stockholder nominations for candidates for membership on the Board of Directors from stockholders who meet each of the requirements set forth in the Amended and Restated Bylaws, including, but not limited to, the requirements that any such stockholder own at least 1% of the Company’s shares of the Common Stock entitled to vote at the meeting on such election, has held such shares continuously for at least one full year, and continuously holds such shares through and including the time of the annual or special meeting.  Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders, or at any Special Meeting of Stockholders called for the purpose of electing directors.  Any stockholder nomination (“Proposed Nominee”) must comply with the requirements of the Company’s Amended and Restated Bylaws and the Proposed Nominee must meet the minimum qualification requirements as discussed above.  For a nomination to be made by a stockholder, such stockholder must provide advance written notice to the Corporate Governance and Nominating Committee, delivered to the Company’s principal executive office address (i) in the case of an Annual Meeting of Stockholders, no later than the 90th day nor earlier than the 120th day prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; and (ii) in the case of a Special Meeting of Stockholders called for the purpose of electing directors, not later than the 10th day following the day on which public disclosure of the date of the Special Meeting of Stockholders was made.

The Corporate Governance and Nominating Committee will evaluate the qualification of the proposed nominee and the proposed nominee’s disclosure and compliance requirements in accordance with the Company’s Amended and Restated Bylaws.  If the Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, determines that a nomination was not made in accordance with the Amended and Restated Bylaws, the Chairman of the Meeting shall declare the nomination defective and it will be disregarded.

Members of the Corporate Governance and Nominating Committee during 2011 were Joe R. Reeder (who replaced Dr. Charles E. Young as the Chairman, effective August 24, 2011), Jack Lahav, and Larry Shelton.  The Corporate Governance and Nominating Committee meets at least quarterly and at such times as necessary or advisable and held four meetings in 2011.  The Corporate Governance and Nominating Committee is governed by a Corporate Governance and Nominating Committee Charter, which is available on our website at www.perma-fix.com.  All members of the Corporate Governance and Nominating Committee are "independent" as that term is defined by the current NASDAQ listing standards.

Research and Development Committee
Effective August 24, 2011, we established a separately-designated standing Research and Development Committee (the “R&D Committee”) which members include Mr. Robert L. Ferguson (Chairman) and Dr. Louis Centofanti.  Because Mr. Ferguson is not standing for re-election at this Meeting, the Board currently intends to disband the R&D Committee.

The R&D Committee outlines the structures and functions of the Company’s research and development strategies, the acquisition and protection of the Company’s intellectual property rights and assets, and provides its perspective on such matters to the Board of Directors.  The R&D Committee does not have a charter.  The Research and Development Committee held weekly telephonic meeting since its inception.

Dr. Centofanti will continue to lead and provide oversight on the Company’s research and development strategies and initiatives upon disbandment of the R&D Committee.

Risk Oversight by Our Board
The Board is responsible for understanding the risks the Company faces, what steps management is taking to manage those risks and if the steps taken are effective in managing those risks. It is also important that the Board understands what level of risk is appropriate for the Company. While the Board of Directors has the ultimate oversight responsibility for the risk management process, certain committees play an integral part in fulfilling the Board’s oversight responsibilities in certain areas of risk.  In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls. The Audit Committee reviews and discusses with management and internal audit our major financial risk exposures, including risks related to fraud, liquidity and regulatory compliance, our policies with respect to risk assessment and risk management, and the steps management has taken to monitor and control such exposures at least quarterly and whenever warranted. The Compensation and Stock Option Committee strives to create incentives that do not encourage excessive risk-taking beyond the Company’s ability to effectively identify and manage risk.  To monitor such risks, the Board receives regular updates from management of higher risk activities that we face, such as our closure policies and status of our pending litigation.  Each of our directors has access to our named executive officers and any other members of our management to discuss and monitor potential risks.

Code of Ethics
We have adopted a Code of Ethics that applies to all our executive officers, including our principal executive officer, principal financial officer, and controller.  Our Code of Ethics is available on our website at www.perma-fix.com.   If any amendments are made to the Code of Ethics or any grants of waivers are made to any provision of the Code of Ethics to any of our executive officers, we will promptly disclose the amendment or waiver and nature of such amendment of waiver on our website.

Compensation of Directors
Directors who are employees receive no additional compensation for serving on the Board of Directors or its committees. In 2011, we provided the following annual compensation to directors who are not employees:

•
on the date of our 2011 Annual Meeting, each of our five continuing non-employee directors was awarded options to purchase 12,000 shares of our Common Stock.   Our one newly elected non-employee director (Mr. Robert L. Ferguson) was awarded options to purchase 30,000 shares of our Common Stock.  The grant date fair value of each option award received by our non-employee directors was $0.94 per share, based on the date of grant, pursuant to Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation;”

•	a quarterly director fee of $6,500;
•	an additional quarterly fee of $1,000 to our Research and Development Chairperson;
•	an additional quarterly fee of $5,500 to our Audit Committee Chair; and
•	a fee of $1,000 for each Board meeting attended and a $500 fee for each telephonic conference call attended.

Each director may elect to have 65% or 100% of such fees payable in Common Stock under the 2003 Outside Director Plan, with the remaining payable in cash.  The terms of the 2003 Outside Directors Plan are further described below under “2003 Outside Directors Plan.”

The table below summarizes the director compensation expenses recognized by the Company for the director option and stock (resulting from fees earned) awards for the year ended December 31, 2011.

Director Compensation
Name	Fees Earned or Paid In Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($) (1)	($) (2)	($) (3)	($)	($)	($)	($)

Mark A. Zwecker	18,900	46,800	11,280	—	—	—	76,980
Jon Colin (5)	—	27,181	—	—	—	—	27,181
Robert L. Ferguson (4)	4,585	11,352	28,200	—	—	—	44,137
Jack Lahav	—	42,000	11,280	—	—	—	53,280
Joe R. Reeder	10,500	26,001	11,280	—	—	—	47,781
Charles E. Young	11,200	27,734	11,280	—	—	—	50,214
Larry M. Shelton	11,200	27,734	11,280	—	—	—	50,214

(1)
Under the 2003 Outside Directors Plan, each director elects to receive 65% or 100% of the director’s fees in shares of our Common Stock.  The amounts set forth above represent the portion of the director’s fees paid in cash and excludes the value of the director’s fee elected to be paid in Common Stock under the 2003 Outside Director Plan, which value is included under “Stock Awards.”

(2)
The number of shares of Common Stock comprising stock awards granted under the 2003 Outside Directors Plan is calculated based on 75% of the closing market value of the Common Stock as reported on the NASDAQ on the business day immediately preceding the date that the quarterly fee is due.  Such shares are fully vested on the date of grant.  The value of the stock award is based on the market value of our Common Stock at each quarter end times the number of shares issuable under the award.  The amount shown is the fair value of the Common Stock on the date of the award.

(3)
Options granted under the Company’s 2003 Outside Director Plan resulting from re-election and election to the Board of Directors on August 24, 2011.  Options are for a 10 year period with an exercise price of $1.41 per share and are fully vested in six months from grant date.  The value of the option award for each outside director is calculated based on the fair value of the option per share ($0.94) on the date of grant times the number of options granted, which was 12,000 for each director with the exception of 30,000 for Robert L. Ferguson and none for Mr. Jon Colin, pursuant to ASC 718, “Compensation – Stock Compensation.”  The following is the aggregate number of outstanding non-qualified stock options held by non-employee directors at December 31, 2011:

Options outstanding as of
Name	December 31, 2011
Mark A. Zwecker	113,000
Jon Colin (5)	101,000
Robert L. Ferguson	84,000
Jack Lahav	113,000
Joe R. Reeder	123,000
Charles E. Young	126,000
Larry M. Shelton	90,000

(4)	Elected as a Board member at the Company’s 2011 Annual Meeting of Stockholders held on August 24, 2011. Mr. Ferguson is not standing for re-election at this Meeting.

(5)	Elected not to stand for re-election at the Company’s 2011 Annual Meeting of Stockholders held on August 24, 2011.

2003 Outside Directors Plan
We believe that it is important for our directors to have a personal interest in our success and growth and for their interests to be aligned with those of our stockholders.  Therefore, under our 2003 Outside Directors Stock Plan (“2003 Directors Plan”), each outside director is granted a 10 year option to purchase up to 30,000 shares of Common Stock on the date such director is initially elected to the Board of Directors, and receives on each reelection date an option to purchase up to another 12,000 shares of Common Stock, with the exercise price being the fair market value of the Common Stock preceding the option grant date.  No option granted under the 2003 Directors Plan is exercisable until after the expiration of six months from the date the option is granted and no option shall be exercisable after the expiration of ten years from the date the option is granted.  Options to purchase 756,000 shares of Common Stock have been granted and are outstanding under the 2003 Directors Plan, of which 666,000 were vested as of December 31, 2011.

As a member of the Board of Directors, each director elects to receive either 65% or 100% of the director's fees in shares of our Common Stock.  The shares received by each director is calculated based on 75% of the fair market value of the Common Stock determined on the business day immediately preceding the date that the quarterly fee is due.  The balance of each director’s fees, if any, is payable in cash.  In 2011, the fees earned by our outside directors totaled approximately $265,000.  Reimbursements of expenses for attending meetings of the Board are paid in cash at the time of the applicable Board meeting.  As a management director, Dr. Centofanti is not eligible to participate in the 2003 Directors Plan. Although Dr. Centofanti is not compensated for his services provided as a director, Dr. Centofanti is compensated for his services rendered as an officer of the Company.  See “EXECUTIVE COMPENSATION — Summary Compensation Table.”

As of the date of this Proxy Statement, we have issued 1,054,168 shares of our Common Stock in payment of director fees since the inception of the 2003 Directors Plan.

In the event of a “change of control” (as defined in the 2003 Outside Directors Stock Plan), each outstanding stock option and stock award shall immediately become exercisable in full notwithstanding the vesting or exercise provisions contained in the stock option agreement.

Communications with the Board
The Company’s Board of Directors believes that it is important for the Company to have a process that enables stockholders to send communications to the Board.  Accordingly, stockholders who wish to communicate with the Board of Directors or a particular director may do so by sending a letter to the Secretary of the Corporation, at 8302 Dunwoody Place, Suite 250, Atlanta, Georgia 30350.  The mailing envelope must clearly indicate that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.”  All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board of Directors or only certain specified individual directors.  The Secretary of the Corporation will make copies of all such letters and circulate them to the appropriate director or directors.

Compensation Committee Interlocks and Insider Participation
During 2011, the Compensation and Stock Option Committee for our Board of Directors was composed of Jack Lahav (Chairman), Jon Colin (who did not stand for re-election at our Annual Meeting of Shareholders on August 24, 2011), Joe Reeder, and Dr. Charles E. Young.  None of the members of the Compensation and Stock Option Committee has been an officer or employee of the Company or has had any related party transaction with the Company requiring disclosure under the Securities and Exchange Commission regulations in 2011.

Family Relationships
There are no family relationships between any of the Company’s existing directors, executive officers, or persons nominated or chosen to become a director or executive officer.  Dr. Centofanti is the only director who is a Company employee.

Certain Relationships and Related Transactions
Audit Committee Review
Our Audit Committee Charter provides for the review of any related party transactions, other than transactions involving an employment relationship with the Company, which are reviewed by the Compensation and Stock Option Committee. Although we do not have written policies for the review of related party transactions, the Audit Committee reviews transactions between the Company and its directors, executive officers, and their respective immediate family members. In reviewing a proposed transaction, the Audit Committee takes into account, among other factors it deems appropriate:

(1)	the extent of the related person’s interest in the transaction;
(2)	whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances;
(3)	the cost and benefit to the Company;
(4)
the impact or potential impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer;

(5)	the availability of other sources for comparable products or services;
(6)	the terms of the transaction; and
(7)	the risks to the Company.

Related party transactions are reviewed by the Audit Committee prior to the consummation of the transaction.  With respect to a related party transaction arising between Audit Committee meetings, the Chief Financial Officer may present it to the Audit Committee Chairman, who will review and may approve the related party transaction subject to ratification by the Audit Committee at the next scheduled meeting. Our Audit Committee shall approve only those transactions that, in light of known circumstances are not inconsistent with the Company’s best interest.

Mr. Robert Schreiber, Jr.
During March 2011, we entered into a new lease with Lawrence Properties LLC, a company jointly owned by Robert Schreiber, Jr., the President of Schreiber, Yonley and Associates, and Mr. Schreiber’s spouse.  Mr. Schreiber is a member of our executive management team.  The new lease is for a term of five years starting June 1, 2011.  The new lease replaced the prior five-year lease with Lawrence Properties LLC, which expired on May 31, 2011.  Under the new lease, we pay monthly rent of approximately $11,400, which we believe is lower than costs charged by unrelated third party landlords.  Additional rent will be assessed for any increases over the new lease commencement year for property taxes or assessments and property and casualty insurance premiums.

Mr. David Centofanti
Mr. David Centofanti serves as our Director of Information Services.  For such services, he received total compensation in 2011 of approximately $173,000. Mr. David Centofanti is the son of our Chief Executive Officer and Chairman of our Board, Dr. Louis F. Centofanti.  We believe the compensation received by Mr. Centofanti for his technical expertise which he provides to the Company is competitive and comparable to compensation we would have to pay to an unaffiliated third party with the same technical expertise.

Mr. Robert L. Ferguson
On June 13, 2007, we acquired Perma-Fix Northwest, Inc. (“PFNW”) (f/k/a Nuvotec USA, Inc. (“Nuvotec”)) and Perm-Fix Northwest Richland, Inc. (“PFNWR”) (f/k/a Pacific EcoSolutions (“PEcoS”)),  pursuant to the terms of the Merger Agreement, as amended, between us, Nuvotec, PEcoS, and our wholly owned subsidiary.  At the time of the acquisition, Robert L. Ferguson was the Chairman, Chief Executive Officer, and individually or through entities controlled by him, the owner of approximately 21.29% of Nuvotec’s outstanding common stock. In connection with the acquisition, Mr. Ferguson was nominated to serve as a director and subsequently was elected as a director at our Annual Meeting of Stockholders.  Mr. Ferguson served as a director until his resignation in February 2010.  Mr. Ferguson was recommended by the Corporate Governance and Nominating Committee and the Board of Directors nominated Mr. Ferguson to stand for election as a director at our 2011 Annual Meeting of Stockholders, at which time he was elected as a director.  Mr. Ferguson is not standing for re-election at the Meeting.

Pursuant to the terms of the Merger Agreement, as consideration for the acquisition of PFNW and PFNWR by the Company, Mr. Ferguson (or entities controlled by him):

(a)	received a total of $224,560 cash and 192,783 shares of our Common Stock in July 2007; and

(b)
is entitled to receive 21.29% of an aggregate earn-out amount of $4,552,000, based on the annual revenues of our nuclear business (as defined) over the four year period ended on June 30, 2011. The aggregate earn-out amount was paid as follows:

(i)	an aggregate $2,574,000 in earn-out amount was paid in cash; and

(ii)
we issued a promissory note, dated September 28, 2010, in the principle amount of $1,322,000, which provides for 36 equal monthly payments of $40,000, consisting of interest (annual interest rate of 6%) and principal, starting October 15, 2010.

The total $3,896,000 in earn-out amount paid to date or to be paid pursuant to the promissory note excludes approximately $656,000 in Offset Amount, which represents potential indemnification obligations (as defined by the Merger Agreement) which may be payable to the Company by the former shareholders of Nuvotec.  Pursuant to the Merger Agreement, the aggregate amount of any Offset Amount may total up to $1,000,000, except an Offset Amount is unlimited as to indemnification relating to liabilities for taxes, misrepresentation or inaccuracies with respect to the capitalization of Nuvotec or PEcoS or for willful or reckless misrepresentation of any representation, warranty or covenant.

Mr. Ferguson acquired from Mr. William Lampson one-half of a Warrant (the “Lampson Warrant”) for the purchase up to 135,000 of the Company’s Common Stock at $1.50 per share.   We originally issued the Lampson Warrant to Mr. Lampson as consideration for a loan in the principal amount of $3,000,000 on May 8, 2009, from Mr. Lampson and Mr. Diehl Rettig (who is deceased). The terms of the loan were amended on April 18, 2011, to provide that the remaining principal balance of $990,000 is payable in 12 monthly principal payments plus accrued interest starting May 8, 2011.  In connection with the loan amendment, the expiration date of the Lampson Warrant was extended one year to May 8, 2012.  As a result of the acquisition of one-half of the Lampson Warrant by Mr. Ferguson, Mr. Ferguson and Mr. Lampson each held a Warrant for the purchase of up to 67,500 shares of Common Stock at $1.50 per share and with an expiration date of May 8, 2012. The Warrants as discussed above were not exercised and expired on May 8, 2012.

Christopher Leichtweis
The Company is obligated to make lease payments of approximately $29,000 per month through June 2018, pursuant to a Lease Agreement, dated June 1, 2008 (the “Lease”), between Leichtweis Enterprises, LLC, as lessor, and Safety and Ecology Holdings Corporation (“SEHC”), as lessee. Leichtweis Enterprises, LLC, is owned by Mr. Christopher Leichtweis, who was named as a Senior Vice President of the Company and President of Safety and Ecology Corporation upon the acquisition of SEHC and its subsidiaries, Safety and Ecology Corporation, SEC Federal Services Corporation, Perma-Fix Environmental Services UK Limited (f/k/a Safety and Ecology Corporation Limited, a United Kingdom operation) and SEC Radcon Alliance, LLC (of which we own 75%) (collectively, “SEC”) by the Company from Homeland Capital Security Corporation (“Homeland”) on October 31, 2011.  The Lease covers SEHC’s principal offices in Knoxville, Tennessee.

Under an agreement of indemnity, SEC, Leichtweis and his spouse, jointly and severally, agreed to indemnify the individual surety with respect to contingent liabilities that may be incurred by the individual surety under certain of SEC’s bonded projects.  In addition, SEC has agreed to indemnify Leichtweis against judgments, penalties, fines, and expense associated with those SEC performance bonds that Leichtweis has agreed to indemnify in the event SEC cannot perform, which has an aggregate bonded amount of approximately $10,900,000.  The indemnification agreement provided by SEC to Leichtweis also provides for compensating Leichtweis at a rate of 0.75% of the value of bonds (60% having been paid previously and the balance at substantial completion of the contract).

Upon the closing of the acquisition of SEHC and its subsidiaries by the Company from Homeland on October 31, 2011, certain security holders of Homeland (“Management Investors”) purchased 813,007 restricted shares of the Company’s Common Stock for a total consideration of approximately $1,000,000, or $1.23 a share, which was the average of the closing prices of the Company’s Common Stock as quoted on the Nasdaq during the 30 trading days ending on the trading day immediately prior to the closing of the acquisition.  The purchase of the Company’s Common Stock was pursuant to a private placement under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) or Rule 506 of Regulation D promulgated under the Act.  Mr. Leichtweis purchased 747,112 of the 813,007 shares of the Company’s Common Stock for the aggregate purchase price of approximately $918,948 or $1.23 per share.  The purchase price for these shares was deducted from the consideration paid to Homeland for the acquisition of SEHC.

Employment Agreements
We have an employment agreement with each of Dr. Centofanti (our President and Chief Executive Officer), Ben Naccarato (our Chief Financial Officer), James Blankenhorn (our Chief Operating Officer) and Christopher Leichtweis (our Senior Vice President and President of SEC).  Each employment agreement provides for annual base salaries, bonuses, and other benefits commonly found in such agreements.  In addition, each employment agreement provides that in the event of termination of such officer without cause or termination by the officer for good reason (as such terms are defined in the employment agreement), the terminated officer shall receive payments of an amount equal to benefits that have accrued as of the termination but not yet paid, plus an amount equal to one year’s base salary at the time of termination.  In addition, the employment agreements provide that in the event of a change in control (as defined in the employment agreements), all outstanding stock options to purchase our common stock granted to, and held by, the officer covered by the employment agreement to be immediately vested and exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act, and the regulations promulgated thereunder require our executive officers and directors and beneficial owners of more than 10% of our Common Stock to file reports of ownership and changes of ownership of our Common Stock with the Securities and Exchange Commission, and to furnish us with copies of all such reports.  Based solely on a review of the copies of such reports furnished to us and written information provided to us, we believe that during 2011 none of our executive officers, directors, or beneficial owners of more than 10% of our Common Stock failed to timely file reports under Section 16(a), except Mr. Joe Reeder, who inadvertently failed to timely file two Form 4’s to report two transactions.

Audit Committee Report
The Audit Committee is responsible for providing independent objective oversight of the Company’s accounting functions and internal controls.  In accordance with rules adopted by the Securities and Exchange Commission, the Audit Committee of the Company states that:

•	The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2011.

•
The Audit Committee has discussed with BDO USA, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (“Communications with Audit Committees”), as modified or supplemented.

•
The Audit Committee has received the written disclosures and the letter from BDO USA, LLP, required by Public Company Accounting Oversight Board (“PCAOB”) Rule 3526, “Communication with Audit Committees Concerning Independence,” as modified or supplemented, and has discussed with BDO USA, LLP, the independent registered public accounting firm’s independence.

In connection with the Audit Committee’s discussion with BDO USA, LLP, as described above, the Audit Committee discussed and considered the nature and scope of the non-audit services performed by BDO USA, LLP for the year ended December 31, 2011, and determined that the audit and non-audit services provided by BDO USA, LLP were compatible with maintaining the independence of BDO USA, LLP.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission.  The Audit Committee also appointed BDO USA, LLP as the Company’s independent registered public accounting firm for 2012.

This report is submitted on behalf of the members of the Audit Committee:

Mark Zwecker (Chairman)
Larry Shelton
Dr. Charles E. Young

The Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall it be incorporated by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

EXECUTIVE OFFICERS
The following table sets forth, as of the date hereof, information concerning our executive officers:

NAME	AGE	POSITION
Dr. Louis F. Centofanti	68	Chairman of the Board, President and Chief Executive Officer
Mr. Ben Naccarato	49	Chief Financial Officer, Vice President, and Secretary
Mr. James A. Blankenhorn	47	Chief Operating Officer, Vice President
Mr. Robert Schreiber, Jr.	61	President of Schreiber, Yonley & Associates (“SYA”), a subsidiary of the Company, and Principal Engineer
Mr. Christopher P. Leichtweis	53	President of SEC, Senior Vice President

Dr. Louis F. Centofanti
See “Election of Directors” for further information on Dr. Centofanti.

Mr. Ben Naccarato
Mr. Naccarato has served as the Chief Financial Officer since February 26, 2009.  Mr. Naccarato was appointed on October 24, 2008 by the Company’s Board of Directors as the Interim Chief Financial Officer, effective November 1, 2008.  Mr. Naccarato joined the Company in September 2004 and served as Vice President, Finance of the Company’s Industrial Segment until May 2006, when he was named Vice President, Corporate Controller/Treasurer.  Prior to joining the Company in September 2004, Mr. Naccarato was the Chief Financial Officer of Culp Petroleum Company, Inc., a privately held company in the fuel distribution and used waste oil industry from December 2002 to September 2004.  Mr. Naccarato is a graduate of University of Toronto having received a Bachelor of Commerce and Finance Degree and is a Certified Management Accountant.

Mr. James A. Blankenhorn
Mr. Blankenhorn was appointed by the Company’s Board of Directors on February 18, 2011 as the Company’s Chief Operating Officer.  Mr. Blankenhorn’s employment with the Company became effective on June 1, 2011.  Mr. Blankenhorn has 24 years of experience in the nuclear industry supporting U. S. Department of Defense programs, and the Department of Energy’s Environmental Management and National Nuclear Security Administration programs.  Prior to joining Perma-Fix, Mr. Blankenhorn served in a variety of senior management positions at URS Corporation, a publicly traded Company which provides engineering, construction, and technical services for public agencies and private sectors. His most recent position held at URS was the deputy project manager for the West Valley Environmental Services, LLC, in western New York where he directed a staff of 360 in the deactivation, decommissioning and clean-up of facilities at West Valley.  From 2008 to early 2010, Mr. Blankenhorn was program director with Los Alamos National Security, LLC, responsible for the Waste Disposition Project at the Los Alamos National Laboratory where he supervised 440 people and was responsible for improving performance and achieving cost savings while developing a long term strategy for legacy wastes.  Mr. Blankenhorn spent 18 years at the Westinghouse Savannah River Company. Since 1986, Mr. Blankenhorn has been an officer (recently promoted to Colonel) in the U.S. Army and Army Reserve serving in leadership positions within the U.S. Army Nuclear, Biological, Chemical and Radiological program.  Mr. Blankenhorn holds a Master of Strategic Studies from the U.S. Army War College, a Master of Science degree – Environmental/Hazardous Waste Management from National Technological University, and a Bachelor of Science degree – Chemistry from the Florida Institute of Technology.

Mr. Robert Schreiber, Jr.
Mr. Schreiber has served as President of SYA since the Company acquired the environmental engineering firm in 1992. Mr. Schreiber co-founded the predecessor of SYA, Lafser & Schreiber in 1985, and held several executive roles in the firm until our acquisition of SYA.  From 1978 to 1985, Mr. Schreiber was the Director of Air programs and all environmental programs for the Missouri Department of Natural Resources. Mr. Schreiber provides technical expertise in wide range of areas including the cement industry, environmental regulations and air pollution control.  Mr. Schreiber has a B.S. in Chemical Engineering from the University of Missouri – Columbia.

Mr. Christopher P. Leichtweis
Mr. Leichtweis was appointed Senior Vice President of the Company and President of SEC upon the closing of the acquisition of Safety and Ecology Holdings Corporation (“SEHC”) and its subsidiaries (collectively, “SEC”) by the Company on October 31, 2011.

Prior to the acquisition of SEC by the Company, Mr. Leichtweis served as founder, President and CEO of SEC since 1991 and grew the domestic and international operations to more than 530 employees, eight offices, and revenues of approximately $98,000,000 in SEC’s fiscal year 2011. From 2008 to prior to the acquisition, he served as President and Director of SEC’s parent (public) company Homeland Security Capital Corporation, growing the parent’s portfolio of three companies by 43% and expanding operations into many new commercial and federal markets.

Prior to founding SEC, Mr. Leichtweis served in various engineering and management positions at Bechtel National and Bechtel Environmental, Inc., a global Engineering and Construction Company, starting in 1985, and was a key contributor to the environmental clean-up of major federal nuclear legacy programs. He currently serves on many boards including his undergraduate University’s Foundation Board (State University of New York- Brockport) and is a distinguished graduate from the University of Tennessee. Mr. Leichtweis earned a B.S. degree in Physics from SUNY Brockport in 1983, and received his MBA from the University of Tennessee in December 2003. In addition, he is a Certified Industrial Hygienist by the American Board of Industrial Hygiene. Mr. Leichtweis was nationally recognized as the Southeast United States 2005 Ernst & Young Entrepreneur of the Year award winner.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
Our long-term success depends on our ability to efficiently operate our facilities, evaluate strategic acquisitions, and to continue to research and develop innovative technologies in the treatment of nuclear waste, mixed waste, and industrial waste.  To achieve these goals, it is important that we be able to attract, motivate, and retain highly talented individuals who are committed to our values and goals.

The Compensation and Stock Option Committee (for purposes of this discussion and analysis, the “Compensation Committee”) of the Board has responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy. The Compensation Committee ensures that the total compensation paid to Dr. Louis F. Centofanti, our Chief Executive Officer or “CEO,” Ben Naccarato, our Chief Financial Officer or “CFO,” Jim Blankenhorn, our Chief Operating Officer or “COO,” Robert Schreiber, President of SYA or “SYA President”, and Christopher Leichtweis, our Senior Vice President and President of SEC or “SEC President” (together, our named executive officers or “NEOs”) is fair, reasonable and competitive.  Generally, the types of compensation and benefits provided to the NEOs are similar to those provided to other executive officers at similar sized companies and industries.

Compensation Philosophy and Objectives
The Compensation Committee bases its executive compensation program on our performance objectives.  The Compensation Committee evaluates both executive performance and compensation to ensure that we maintain our ability to attract superior employees in key positions and to remain competitive relative to the compensation paid to similarly situated executives of our peer companies.  The Compensation Committee believes executive compensation packages provided to our executives, including the NEOs, should include both cash and equity-based compensation that provide rewards for performance. The Compensation Committee bases it executive compensation program on the following philosophy:

•	Compensation should be based on the level of job responsibility, executive performance, and company performance.

•	Executive officers’ pay should be more closely linked to company performance than that of other employees because the executive officers have a greater ability to affect our results.

•	Compensation should be competitive with compensation offered by other companies (subject to size and revenues) that compete with us for talented individuals.

•	Compensation should reward performance.

•	Compensation should motivate executives to achieve our strategic and operational goals.

Employment Agreements
On August 24, 2011, we entered into employment agreements with our CEO, COO, and CFO, which were approved by the Compensation Committee and Board.  These agreements provide that (a) Dr. Centofanti is to serve as our CEO and President, with an annual base salary of $263,218; (b) Mr. Blankenhorn is to serve as our COO, with an annual base salary of $245,000 and an effective employment date of June 1, 2011 (Mr. Blankenhorn was provided a 30-day personal leave of absence prior to his start date of July 1, 2011); and (c) Mr. Naccarato is to serve as our CFO, with an annual base salary of $208,000.  In connection with the closing of our acquisition of SEC, on October 31, 2011, we entered into an employment agreement with Mr. Leichtweis, which was approved by the Compensation Committee and Board.  Mr. Leichtweis, who prior to the acquisition was an officer and director of SEC’s former parent company, was appointed as our Senior Vice President and SEC President.  Mr. Leichtweis’ employment agreement provides that he is to receive an annual base salary of $324,480.  The employment agreements with our CEO, COO, CFO and SEC President are collectively referred to as the “Employment Agreements.”

In addition to base salary, each of these executive officers is entitled to participate in the Company's benefits plans and to any performance compensation payable under an individual Management Incentive Plan (“MIP”) for the CEO, CFO, COO, and SVP.  (See “Management Incentive Plans,” below.)

Each of the Employment Agreements is effective for three years, except the term for the SEC President is effective for four years.  Each Employment Agreement may be terminated prior to its expiration by the Company with or without “cause” (as defined below) or by the executive officer for “good reason” (as defined below) or any other reason.  If the NEO’s employment is terminated due to death, disability or for cause, we will pay to the NEO or to his estate a lump sum equal to the sum of any unpaid base salary through the date of termination and any benefits otherwise due at that time under any employee benefit plan, excluding any severance program or policy (the “Accrued Amounts”).

If the NEO terminates his employment for “good reason” or is terminated without cause, we will pay the NEO a sum equal to the total Accrued Amounts, plus one year of full base salary.  If the NEO terminates his employment for a reason other than for good reason, we will pay to him the amount equal to the Accrued Amounts.  If there is a Change in Control (as defined below), all outstanding stock options to purchase common stock held by the NEO will immediately become vested and exercisable in full.  The amounts payable with respect to a termination (other than base salary and amounts otherwise payable under any Company employee benefit plan) are payable only if the termination constitutes a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h)).

“Cause” is generally defined in each of the Employment Agreements as follows:

•
the ultimate conviction (after all appeals have been decided) of the executive by a court of competent jurisdiction, or a plea of nolo contendrere or a plea of guilty by the executive, to a felony involving a moral practice or act;

•
willful or gross misconduct or gross neglect of duties by the executive, which is injurious to the Company.  Failure of the executive to perform his duties due to disability shall not be considered gross misconduct or gross neglect of duties;

•	act of fraud or embezzlement against the Company; and

•	willful breach of any material provision of the employment agreement.

“Good reason” is generally defined in each of the Employment Agreements as follows:

•
assignment to the executive of duties inconsistent with his responsibilities as they existed during the 90-day period preceding the date of the employment agreement, including status, office, title, and reporting requirement;

•
any other action by the Company which results in a reduction in (i) the compensation payable to the executive, or (ii) the executive’s position, authority, duties, or other responsibilities without the executive’s prior approval;

•	the relocation of the executive from his base location on the date of the employment agreement, excluding travel required in order to perform the executive’s job responsibilities;

•	any purported termination by the Company of the executive’s employment otherwise than as permitted by the agreement; and

•
any material breach by the Company of any provision of the employment agreement, except that an insubstantial or inadvertent breach by the Company which is promptly remedied by the Company after receipt of notice by the executive is not considered a material breach.

“Change in Control” is generally defined in each of the Employment Agreements as follows:

•
a transaction in which any person, entity, corporation, or group (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange (other than the Company, or a profit sharing, employee ownership or other employee benefit plan sponsored by the Company or any subsidiary of the Company): (i) will purchase any of the Company’s voting securities (or securities convertible into such voting securities) for cash, securities or other consideration pursuant to a tender offer, or (ii) will become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly (in one transaction or a series of transactions), of securities of the Company representing 50% or more of the total voting power of the then outstanding securities of the Company ordinarily having the right to vote in the election of directors; or

•	a change, without the approval of at least two-thirds of the Board of Directors then in office, of a majority of the Company’s Board of Directors; or

•	the Company’s execution of an agreement for the sale of all or substantially all of the Company’s assets to a purchaser which is not a subsidiary of the Company; or

•	the Company’s adoption of a plan of dissolution or liquidation; or

•	the Company’s closure of the facility where the executive works; or

•
the Company’s execution of an agreement for a merger or consolidation or other business combination involving the Company in which the Company is not the surviving corporation, or, if immediately following such merger or consolidation or other business combination, less than fifty percent (50%) of the surviving corporation’s outstanding voting stock is held by persons who are stockholders of the Company immediately prior to such merger or consolidation or other business combination; or

•	such event that is of a nature that is required to be reported in response to Item 5.01 of Form 8-K.

Potential Payments
The following table sets forth the potential (estimated) payments and benefits to which Dr. Centofanti, Mr. Blankenhorn, Mr. Leichtweis, and Mr. Naccarato would be entitled upon termination of employment or following a Change in Control of the Company, as specified under each employment agreement with the Company, assuming each circumstance described below occurred on December 31, 2011, the last day of our fiscal year.

				Termination by
				Executive for Good
Name and Principal Position	Disability,			Reason or by
	Death,			Company Without		Change in Control
Potential Payment/Benefit	or For Cause			Cause		of the Company

Dr. Louis Centofanti
Chairman of the Board,
President and Chief Executive
Officer
Severance	$	──		$263,000		$	──
Stock Options	$	──		$ ──		$	──

Ben Naccarato
Chief Financial Officer
Severance	$	──		$208,000		$	──
Stock Options		$8,700	(1)	$8,700	(1)		$12,000	(2)

Jim Blankenhorn
Chief Operating Officer
Severance	$	──		$245,000		$	──
Stock Options	$	──		$ ──		$	──

Christopher Leichtweis
SVP and President of SEC
Severance	$	──		$324,480		$	──
Stock Options	$	──		$ ──			$50,000	(2)

(1)     Benefit is estimated based on the number of stock options vested as of December 31, 2011 that are in-the-money. Amount represents the difference between the exercise price and the closing price of our Common Stock as reported on NASDAQ on December 31, 2011.

(2)     Benefit is estimated based on the number of stock options outstanding as of December 31, 2011 that are in-the-money. Amount represents the difference between the exercise price and the closing price of our Common Stock as reported on NASDAQ on December 31, 2011.

No performance compensation under the NEO’s MIP would have been payable at December 31, 2011 under any of the circumstances described in the table above.  Pursuant to each Management Incentive Plan, described below, if the participant’s employment with the Company is voluntarily or involuntarily terminated prior to the annual payment of the MIP compensation payment period, no MIP payment is payable.  The payment is otherwise payable under each MIP on or about 90 days after year-end, or sooner, based on finalization of our financial statements for year-end.  See, “Management Incentive Plans,” below.

The amounts payable with respect to a termination (other than base salary and amounts otherwise payable under any Company employee benefit plan) are payable only if the termination constitutes a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h)).

Role of Executive Officers in Compensation Decisions
The Compensation Committee makes all compensation decisions for the NEOs and equity awards to all of our officers. Decisions regarding the non-equity compensation of other officers are made by the Compensation Committee, based on the recommendations of CEO.

The CEO annually reviews the performance of each of the NEOs (other than the CEO whose performance is reviewed by the Compensation Committee).  Based on such reviews, the CEO presents a recommendation to the Compensation Committee, which may include salary adjustments, bonus and equity-based awards.  The Compensation Committee considers such recommendation in light of the compensation philosophy and objectives described above and the processes described below.  Based on its analysis, the Compensation Committee exercises its discretion in accepting or modifying all such recommendations. The CEO is not present during the voting or deliberations of the Compensation Committee with respect to the CEO’s compensation.

The Compensation Committee’s Processes
The Compensation Committee has established certain processes designed to achieve our executive compensation objectives.  These processes include the following:

•
Company Performance Assessment; MIP.  The Compensation Committee assesses our performance in order to establish compensation ranges and, as described below, to establish specific performance measures that determine incentive compensation under the Management Incentive Plan (“MIP”) established for each of our named executive officers.  For this purpose, the Compensation Committee considers numerous measures of performance of both us and industries with which we compete, including, but not limited to, revenue, net income, gross profit, and unbilled receivables.

•
Individual Performance Assessment.  Because the Compensation Committee believes that an individual’s performance should effect an individual’s compensation, the Compensation Committee seeks to encourage and reward each NEO based on achievement of individual performance goals, in addition to overall company performance measures mentioned above. With respect to the CEO and COO, compensation is also awarded based on qualitative measures such as maintaining the safety of our facilities as well maintaining permit compliance.  With respect to the CFO, the Compensation Committee takes into account improvements made in accounting and financial processes such as maintaining Sarbanes-Oxley Act of 2002 (“SOX”) and Securities and Exchange Commission  compliance, improving accounts receivable (“AR”) targets, system integration, and centralization of the Company’s systems.  In designing the compensation plan for the NEO, the Compensation Committee believes individual measures result in short and long term value to stockholders.  The Compensation Committee also considers input of, and the performance analysis provided by, the CEO when designing the compensation plan for the other NEOs.  The Compensation Committee believes that the CEO’s daily interactions with the other NEOs provide valuable insight regarding the contributions made by the other NEOs.  With respect to all NEOs, the Compensation Committee also exercises its judgment based on its interactions with the particular NEO, such officer’s contribution to our performance and other leadership achievements.

•
Peer Group Assessment.  The Compensation Committee compares our compensation program with a group of companies against which the Compensation Committee believes we compete for talented individuals (the “Peer Group”).  The composition of the Peer Group is periodically reviewed and updated by the Compensation Committee.  The companies currently comprising the Peer Group are Clean Harbors, Inc., American Ecology Corporation, and EnergySolutions, Inc., each of which is a waste disposal/management company.  The Compensation Committee considers the Peer Group’s executive compensation programs as a whole and the compensation of individual officers in the Peer Group, if job responsibilities are meaningfully similar.  When comparing the Peer Group’s executive compensation programs to our programs, the Compensation Committee considers that the companies within this Peer Group have substantially greater revenues than our Company, as well as subjective factors with respect to each of our NEOs.  These individual subjective factors include the relative level of experience of each executive officer, the general responsibilities of each executive officer, and the relative capitalization and revenues of the Peer Group members.

The Compensation Committee believes that the Peer Group comparison assists it in attempting to structure an executive compensation program that is competitive with other companies in the industry, subject to size and revenues of companies within the Peer Group. This process was undertaken in 2011 to assist the Compensation Committee in determining the base salary for our CEO, COO, and CFO.  Although our Compensation Committee makes a comparison to the Peer Group compensation, the Compensation Committee does not use the Peer Group as a benchmark for compensation of the NEOs.  Instead, the Compensation Committee considers the following when reviewing the Peer Group compensation information:

•
The Compensation Committee understands that our competitors generally have greater capital resources than we do and are larger businesses than we are; as a result, the Compensation Committee does not attempt to match the compensation packages offered by the Peer Group or to set our compensation packages at a certain percentage or other objective target level as compared to members of the Peer Group;

•	The Compensation Committee considers what compensation package is expected to enable us to compete for talented individuals given the opportunities and compensation offered by us; and

•
Our executive compensation will necessarily fall below (and sometimes significantly below) the compensation offered by members of the Peer Group due to our limited resources as compared to the resources of members of the Peer Group.

As described above, the Compensation Committee (along with our CEO) reviews the publicly available compensation disclosures of the Peer Group.  However, when making its own annual compensation decisions, the Compensation Committee currently has no policy for setting our compensation levels based on or as compared to the compensation practices of such Peer Group members.  Accordingly, the Company does not believe that benchmarking is currently material to the Company's compensation policies and decisions.

The executive compensation program for our SEC President was negotiated as part of our acquisition of SEC in October 2011.  The SEC President’s base salary is currently the same that he earned prior to the acquisition. The MIP for the SEC President was also part of the negotiation and provides specific performance targets, which if achieved, are expected to positively impact our  results of operations (See “Management Incentive Plans – SEC President” below).

2011 Executive Compensation Components
For the fiscal year ended December 31, 2011, the principal components of compensation for executive officers were:

•	base salary;
•	performance-based incentive compensation;
•	long term incentive compensation;
•	retirement and other benefits; and
•	perquisites.

Based on the amounts set forth in the Summary Compensation Table, during 2011, salary accounted for approximately 46.8% of the total compensation of our NEOs, while equity option awards, bonus, MIP compensation, and other compensation accounted for approximately 53.2% of the total compensation of the NEOs.

Base Salary
The NEOs, other executive officers, and other employees of the Company receive a base salary during the fiscal year.  Base salary ranges for executive officers are determined for each executive based on his or her position and responsibility by using market data and comparisons to the Peer Group.

During its review of base salaries for executives, the Compensation Committee primarily considers:

•	market data and Peer Group comparisons;

•	internal review of the executive’s compensation, both individually and relative to other officers; and

•	individual performance of the executive.

Salary levels are typically considered annually as part of the performance review process as well as upon a promotion or other change in job responsibility.  Merit based salary increases for executives are based on the Committee’s assessment of the individual’s performance.  The base salary and potential annual base salary adjustments for the CEO, COO, CFO, and the SEC President for 2011 were set forth in their respective Employment Agreements.  The base salary of the COO and SEC President for 2011 was pro-rated from July 1, 2011 and October 31, 2011, their respective dates of first employment with us.

Performance-Based Incentive Compensation
The Compensation Committee has the latitude to design cash and equity-based incentive compensation programs to promote high performance and achievement of our corporate objectives by directors and the NEOs, encourage the growth of stockholder value and enable employees to participate in our long-term growth and profitability. The Compensation Committee may grant stock options and/or performance bonuses.  In granting these awards, the Compensation Committee may establish any conditions or restrictions it deems appropriate.  In addition, the CEO has discretionary authority to grant stock options to certain high-performing executives or officers, subject to the approval of the Compensation Committee.

The exercise price for each stock options granted is at or above the market price of our common stock on the date of grant.  Stock options may be awarded to newly hired or promoted executives at the discretion of the Compensation Committee.  Grants of stock options to eligible newly hired executive officers are generally made at the next regularly scheduled Compensation Committee meeting following the hire date.

2011 Management Incentive Plans
On March 17, 2011, the Compensation Committee approved individual MIPs for our CEO, CFO and COO.  The MIPs for our CEO and CFO were effective as of January 1, 2011, and the MIP for our COO was effective as of his employment date, June 1, 2011.  On October 31, 2011, the Compensation Committee also approved an MIP for our SEC President, effective November 1, 2011.

Each MIP provided guidelines for the calculation of annual cash incentive based compensation.  The MIP awards cash compensation based on achievement of performance thresholds, with the amount of such compensation established as a percentage of base salary. The potential target performance compensation for our CEO, CFO, COO, and SEC President under the MIPs were as follows, assuming minimum performance target threshold was to be achieved for each objectives under the MIPs:

•	50% to 87% of the 2011 base salary of our CEO, or $131,608 to $230,315;
•	25% to 44% of the 2011 base salary of our CFO, or $52,000 to $91,000;
•	50% to 87% of the prorated 2011 base salary for the COO, or $61,250 to $107,187; and
•	185% to 222% of the prorated 2011 base salary for the SEC President, or $100,000 to $120,000.

Based on our actual results during 2011, and the various components of each MIP described below, the bonus compensation earned under the MIP for our CEO, CFO, COO, and SEC President, as a percentage of base salary, was 76.6%, 42.3%, 76.6%, and 0%, respectively.

Performance compensation was to be paid on or about 90 days after year-end, or sooner, based on finalization of our audited financial statements for 2011.  If the MIP participant’s employment with the Company was voluntarily or involuntarily terminated prior to a regularly scheduled MIP compensation payment period, no MIP payment would have been payable for and after such period.  The Compensation Committee retained the right to modify, change or terminate each MIP at any time and could have adjusted the various targets in the MIPs at any time and for any reason; however, the Compensation Committee did not exercise its right to modify the performance targets under the 2011 MIPs or made adjustments to how such performance targets were calculated.

The following describes the principal terms of each MIP:

CEO:
2011 CEO performance compensation was based upon meeting corporate financial pre-tax net income, revenue, health and safety, and environmental compliance objectives during fiscal year 2011 from our continuing operations.  Of the total potential performance compensation, 55% was based on pre-tax net income goals, 15% on revenue goals, 15% on the number of health and safety claim incidents that occurred during fiscal year 2011, and the remaining 15% on the number of notices alleging environmental, health or safety violations under our permits or licenses that occurred during the fiscal year.  Each of the revenue and pre-tax net income components was based on our board approved target (referred to as “Revenue Target” and “Net Income Target”), which was $99,993,000 and $6,269,000, respectively.  See “2011 MIP Targets” below for further discussion of these targets.  The specific components of the 2011 MIP for our CEO were as follows:

CEO MIP COMPENSATION COMPONENTS
Annualized Base Pay:	$263,218
Performance Incentive Compensation Target (at 100% of Plan):	$131,608
Total Annual Target Compensation (at 100% of Plan):	$394,826

The Performance Incentive Compensation Target was based on the schedule below.

Objectives			Performance Target Thresholds
	Weights	85%- 100%	101%-120%	121%-130%	131%- 140%	141%- 150%	151%- 160%	161%+
Revenue (1)	15%	$19,741	$23,690	$25,664	$27,638	$29,612	$31,586	$34,547
Net Income (2)	55%	72,385	86,862	94,100	101,339	108,577	115,816	126,674
Health & Safety (3)	15%	19,741	23,690	25,664	27,638	29,612	31,586	34,547
Permit & License Violations (4)	15%	19,741	23,690	25,664	27,638	29,612	31,586	34,547
Unbilled Receivable	(5)	(5)	(5)	(5)	(5)	(5)	(5)	(5)
Potential Maximum (5)(6)	100%	131,608	157,932	171,092	184,253	197,413	210,574	230,315

1)
Revenue was defined as the total consolidated third party top line revenue from continuing operations as publicly reported in the Company’s financial statements.  The percentage achieved was determined by comparing the actual consolidated revenue from continuing operations to the Board approved Revenue Target from continuing operations.

2)
Net income was defined as the total consolidated pre-tax net income from continuing operations as publicly reported in the Company’s financial statements.  Net income included all subsidiaries, corporate charges, and dividends from continuing operations.  The percentage achieved was determined by comparing the actual pre-tax net income to the Board approved Net Income Target.

3)
The Health and Safety Incentive target was based upon the actual number of Worker’s Compensation Lost Time Accidents, as provided by the Company’s Worker’s Compensation carrier.  The Corporate Treasurer submitted a report on a quarterly basis documenting and confirming the number of Worker’s Compensation Lost Time Accidents, supported by the AIG Worker’s Compensation Loss Report.  Such claims were identified on the loss report as “indemnity claims.”  The following number of Worker’s Compensation Lost Time Accidents and corresponding Performance Target Thresholds were established for the annual Incentive Compensation Plan calculation for 2011.

Work Comp. Claim Number	Performance Target

7	85% - 100%
6	101% - 120%
5	121% - 130%
4	131% - 140%
3	141% - 150%
2	151% - 160%
1	161% Plus

4)
Permits or License Violations incentive was earned/determined according to the scale set forth below:  An “official notice of non-compliance” was defined as an official communication from a local, state, or federal regulatory authority alleging one or more violations of an otherwise applicable environmental, health or safety requirement or permit provision, which resulted in a facility’s implementation of corrective action(s).

Permit and License Violations	Performance Target

7	85% - 100%
6	101% - 120%
5	121% - 130%
4	131% - 140%
3	141% - 150%
2	151% - 160%
1	161% Plus

5)
Unbilled trade receivables was the amount of unbilled reported per Form 10-Q or Form 10-K combining both the long term and current portion of unbilled.  The objective for unbilled trade receivables balances older than 12/31/08 was to reduce such balances by $2,987,000, from $3,318,000 as of 12/31/10 to $331,000 by 12/31/11.  If this objective was not met, the bonus was reduced by 15%.

6)	No performance incentive compensation was payable for achieving the health and safety and permit and license violation targets unless a minimum of 70% of the Net Income Target was achieved.

CFO:
The CFO’s 2011 performance compensation was based upon achievement of pre-tax net income, administrative expense, financial oversight, centralization of accounting and information technology (“IT”) functions objectives, as well as the Company’s timely Securities and Exchange Commission filing of annual and quarterly reports and Form 8-Ks.  Of the total potential performance compensation, 25% was based on achievement of pre-tax net income goals, 15% on maintaining or reducing our targeted administrative expense, 10% on the timeliness of the Company’s annual, quarterly, and Form 8-K report filings with the Securities and Exchange Commission, 10% on financial oversight, 10% on compliance with the requirements of SOX, and 30% on accounting centralization and IT objectives.  Each of the pre-tax net income and administrative expense component was based on the Net Income Target and the board approved “Administrative Expense Target”, which was $6,269,000 and $10,947,000, respectively.  See “2011 MIP Targets” below for further discussion of these targets. The specific components of the 2011 MIP for our CFO were as follows:

CFO MIP COMPENSATION COMPONENTS
Annualized Base Pay:	$208,000
Performance Incentive Compensation Target (at 100% of Plan):	$52,000
Total Annual Target Compensation (at 100% of Plan):	$260,000

The Performance Incentive Compensation Target was based on the schedule below.

Target
Objectives			Performance Target Thresholds
	Weights	100% or less	98%- 99%	96%- 97%	94%- 95%	92%- 93%	90%- 91%	88%- 89%

Administrative Expenses (1)	15%	$7,800	$9,360	$9,751	$10,531	$11,700	$12,480	$13,650

	Weights	85%- 100%	101%-120%	121%-130%	131%-140%	141%-150%	151%-160%	161%+
Net Income (2)	25%	$13,000	$15,600	$16,900	$18,200	$19,500	$20,800	$22,750
Accounting (3)	10%	5,200	6,240	6,760	7,280	7,800	8,320	9,100
Accounts Receivable ("AR") (4)	10%	5,200	6,240	6,760	7,280	7,800	8,320	9,100
SOX Compliance (5)	10%	5,200	6,240	6,760	7,280	7,800	8,320	9,100
Centralization & IT Objectives (6)	30%	15,600	18,720	20,280	21,840	23,400	24,960	27,300
Unbilled Receivable	(7)	(7)	(7)	(7)	(7)	(7)	(7)	(7)
Potential Maximum (7)	100%	52,000	62,400	67,211	72,411	78,000	83,200	91,000

1)
Administrative Expense was defined as the total consolidated administrative expenses from continuing operations as publicly reported in the Company’s financial statements.  Administrative Expense was inclusive of all subsidiaries from continuing operations, and excludes marketing expenses and interest expense.

2)
Net Income was defined as the total consolidated pre-tax net income from continuing operations as publicly reported in the Company’s financial statements.  Net income included all subsidiaries, corporate charges, and dividends from continuing operations.  The percentage achieved was determined by comparing the actual pre-tax Net Income to the Board approved Net Income Target.

3)	The accounting objective focused on the timely filing of Forms 10-K, 10-Q, and 8-K and the issuance of press releases, containing complete and accurate information.

Securities and Exchange Commission Filings	Performance Target

10K – filed timely or	3%
10K – extension	1.5%
1st quarter 10Q – filed timely or	2%
1st quarter 10Q – extension	1%
2nd quarter 10Q – filed timely or	2%
2nd quarter 10Q – extension	1%
3rd quarter 10Q – filed timely or	2%
3rd quarter 10Q - extension	1%
All 8K’s Filed	1%
Total Achievable	10%

4)	The AR objective focused on achieving certain AR targets from continuing operations.

Accounts Receivable	Performance Target
25% or less of AR > than 60 days	5.0%
30% or less of AR > than 60 days	2.5%
9% or less of AR > than 120 days	5.0%
10% or less of AR > than 120 days	2.5%
Total Achievable	10.0%

AR was defined as outstanding AR, as shown on the Company’s AR sub-ledger of continuing operations, collectable within the control of the financial and operational staff.

Adjustments for this objective included but were not be limited to:

i)	Accounts fully reserved when calculating bad debt allowance;

ii)	Accounts that were in litigations; and

iii)	Accounts not receivable due to a legitimate operational delay. Note this will only be excluded if invoicing was appropriate despite the operational delay.

5)	The SOX compliance target was based on maintaining good internal controls and minimizing material weaknesses similar to “Permit and License” violations in the CEO Plan.

SOX Deficiencies	Performance Target

0	10%
1	9%
2	8%
3	5%
4	2%
>4	0%

6)
Centralization and IT Objective - Completion of the following milestones related to the planned centralization of the accounting function to the Corporate Office. Completion of each objective earns 3% with a maximum target achievable of 30%.

Accounting Centralization Objectives	Performance Target

Install Multi-Company Software at Corporate Office.	3.0%
Improve forecasting model from facilities including new software if cost effective.	3.0%
PO implementation Phase II – Automated requisition process.	3.0%
Automated Fixed Asset and Capital Tracking.	3.0%
Cost accounting initiatives to support Field Services initiative and DCAA audit requirements.	3.0%
AP – Automate weekly cash requirement process.	3.0%
Treasury – Automated cash management tracking process.	3.0%
Waste Tracking – Complete East Tennessee Material & Energy Corporation (“M&EC”) and Perma-Fix of Florida (“PFF”) upgrade to Perma-Fix of Northwest (“PFNW”) model.	3.0%
On-Site Service (“OSS”) – Project Controller operation tracking system.	3.0%
Business Portal – to support Time and Entry tracking for Schreiber, Yonley & Associates (“SYA”) and On-Site Services (“OSS”).	3.0%
Sales – Sales and Opportunity Tracking System.	3.0%
Human Resources (“HR”) – Time Management improvements (Timeclocks)	3.0%

7)
Unbilled trade receivables was the amount of unbilled reported per Form 10-Q or Form 10-K combining both the long term and current portion of unbilled.  The objective for unbilled trade receivables balances older than 12/31/08 was to reduce such balances by $2,987,000, from $3,318,000 as of 12/31/10 to $331,000 by 12/31/11.  If this objective was not met, the bonus was reduced by 15%.

Under the CFO 2011 MIP, each of the Accounting, Accounts Receivable, SOX Compliance, and Centralization & IT Objectives (each known as “Non-Net Income component”) noted above was calculated as the applicable percentage achieved of the amount as set forth under the Net Income Performance Target Threshold column; therefore, each of the Non-Net Income components was payable only if the Net Income Target Threshold component of at least 85% was achieved.

COO:
2011 COO performance compensation was based upon meeting corporate financial pre-tax net income, revenue, health and safety, and environmental compliance objectives during fiscal year 2011 from our continuing operations.  Of the total potential performance compensation, 55% was based on pre-tax net income goal, 15% on revenue goal, 15% on the number of health and safety claim incidents that occur during fiscal year 2011, and the remaining 15% on the number of notices alleging environmental, health or safety violations under our permits or licenses that occurred during the fiscal year 2011.  Each of the revenue and pre-tax net income components was based on the Revenue Target and Net Income Target.  See “2011 MIP Targets” below for further discussion of these targets.  The specific components of the 2011 MIP for the COO are as follows:

COO MIP COMPENSATION COMPONENTS
Annualized Base Pay:	$245,000
Performance Incentive Compensation Target (at 100% of Plan):	$122,500
Total Annual Target Compensation (at 100% of Plan):	$367,500

The Performance Incentive Compensation Target was based on the schedule below.

Objectives			Performance Target Thresholds
	Weights	85%-100%	101%-120%	121%-130%	131%-140%	141%-150%	151%-160%	161%+
Revenue (1)	15%	$18,375	$22,050	$23,891	$25,800	$27,561	$29,400	$32,156
Net Income (2)	55%	67,375	80,850	87,591	94,329	101,061	107,800	117,906
Health & Safety (3)	15%	18,375	22,050	23,891	25,800	27,561	29,400	32,156
Permit & License Violations (4)	15%	18,375	22,050	23,891	25,800	27,561	29,400	32,156
Unbilled Receivable	(5)	(5)	(5)	(5)	(5)	(5)	(5)	(5)
Potential Maximum (5)(6)	100%	122,500	147,000	159,264	171,729	183,744	196,000	214,374

1)
Revenue was defined as the total consolidated third party top line revenue from continuing operations as publicly reported in the Company’s financial statements.  The percentage achieved was determined by comparing the actual consolidated revenue from continuing operations to the Board approved Revenue Target from continuing operations.

2)
Net Income was defined as the total consolidated pre-tax net income from continuing operations as publicly reported in the Company’s financial statements.  Net income included all subsidiaries, corporate charges, and dividends from continuing operations.  The percentage achieved was determined by comparing the actual pre-tax Net Income to the Board approved Net Income Target.

3)
The Health and Safety Incentive Target was based upon the actual number of Worker’s Compensation Lost Time Accidents, as provided by the Company’s Worker’s Compensation carrier.  The Corporate Treasurer submitted a report on a quarterly basis documenting and confirming the number of Worker’s Compensation Lost Time Accidents, supported by the AIG Worker’s Compensation Loss Report.  Such claims were identified on the loss report as “indemnity claims.”  The following number of Worker’s Compensation Lost Time Accidents and corresponding Performance Target Thresholds were established for the annual Incentive Compensation Plan calculation for 2011.

Work Comp. Claim Number	Performance Target

7	85% - 100%
6	101% - 120%
5	121% - 130%
4	131% - 140%
3	141% - 150%
2	151% - 160%
1	161% Plus

4)
Permits or License Violations incentive was earned/determined according to the scale set forth below:  An “official notice of non-compliance” was defined as an official communication from a local, state, or federal regulatory authority alleging one or more violations of an otherwise applicable environmental, health or safety requirement or permit provision, which resulted in a facility’s implementation of corrective action(s).

Permit and License Violations	Performance Target

7	85% - 100%
6	101% - 120%
5	121% - 130%
4	131% - 140%
3	141% - 150%
2	151% - 160%
1	161% Plus

5)
Unbilled trade receivables was the amount of unbilled reported per Form 10-Q or Form 10-K combining both the long term and current portion of unbilled.  The objective for unbilled trade receivables balances older than 12/31/08 was to reduce such balances by $2,987,000, from $3,318,000 as of 12/31/10 to $331,000 by 12/31/11.  If this objective was not met, the bonus was reduced by 15%.

6)	No performance incentive compensation was payable for achieving the health and safety and permit and license violation targets unless a minimum of 70% of the Net Income Target was achieved.

SEC President:
Performance compensation under the MIP for our SEC President is based upon SEC realizing gross profit target for a particular fiscal year of at least $18,500,000 (which has been set for each of four years starting 2011) and the Company realizing pre-tax net income target for such fiscal year of $6,269,000 (which company pre-tax Net Income Target for fiscal year 2011 was $6,269,000 and is subject to change each year as determined by the Compensation Committee).

The Performance Incentive Compensation Target was based on the schedule below:

				Performance
Target		Performance	Actual Performance	Incentive
Objective		Target	as % of Target	Compensation

SEC Gross Profit	(1)	$18,500,000	100% or greater	$360,000

Net Income	(2)	$6,269,000	85%-100%	$240,000
			101%-120%	$288,000
			121%-150%	$360,000

1)
SEC Gross Profit is defined, for any fiscal period from and after the effective date, as the total consolidated gross profit for Safety and Ecology Holdings Corporation and its subsidiaries for such period plus depreciation and amortization expense included in the gross profit.

2)
Net Income is defined, for any fiscal period from and after the effective date, as the total consolidated pre-tax net income of the Company from continuing operations as publicly reported in the Company’s financial statements. Net income included all subsidiaries, corporate charges, and dividends from continuing operations. The percentage achieved is determined by comparing the actual pre-tax Net Income to the Board approved Net Income Target.

With respect to the two months beginning November 1, 2011 and ending December 31, 2011 (the “Short Year”), the respective SEC gross profit target, the Company’s pre-tax Net Income Target, and the performance compensation payable, were pro-rated for the two months of the Short Year.  As a result, for the Short Year, the SEC gross profit target was $3,083,333, and the Company’s pre-tax Net Income Target was $1,044,833.

Pursuant to Mr. Leichtweis’s Employment Agreement, if, during the term of the Employment Agreement and during the term of Mr. Leichtweis’ employment with the Company, the MIP is terminated for any reason or not renewed in substantially similar form, with certain adjustments, or if Mr. Leichtweis’ employment with the Company is terminated by the Company without cause, or if Mr. Leichtweis terminates his employment for good reason, and as a result of any such termination, the Employment Agreement and MIP are terminated, then Mr. Leichtweis will be entitled for each year during the remaining term of the Employment Agreement to a special bonus based on the terms of the MIP in effect as of the date of such termination, with certain exceptions; provided, the amount of special bonus payable to Mr. Leichtweis for any calendar year after such termination may not exceed $600,000.  No special bonus for any particular year shall be payable to Mr. Leichtweis if the gross profit performance target for SEC set forth in the MIP is not met for that particular year.

2011 MIP Targets
As discussed above, 2011 MIPs approved for the CEO, CFO, COO, and the SEC President by the Compensation Committee awarded cash compensation based on achievement of performance targets which included Revenue, Net Income, and Administrative Expenses as approved by our Board.  The Revenue Target of $99,993,000 and the Administrative Expense Target of $10,947,000 set forth in the 2011 MIPs were based on our board approved 2011 budget.  In formulating the Net Income Target of $6,269,000 (which was pre-tax), the Board considered 2010 results, current economic conditions, forecasts for 2011 government (Department of Energy or DOE) spending under continuing resolution, and the potential for significant spending cuts in the government (DOE) 2012 budget.  The Compensation Committee believed the Net Income Target set was likely to be achieved, but was not assured. With regard to the SEC Gross Profit Target of $18,500,000, such target was determined by the Compensation Committee as the financial performance level which merits incentive compensation for financial performance.

The following table sets forth the MIP compensation earned by the CEO, CFO, COO, and the SEC President in fiscal year 2011 under each MIP.  The compensation earned under each of the MIPs was paid on March 15, 2012:

CEO MIP:
	Performance Target	MIP Compensation
Target Objectives:	Threshold Achieved	Earned
Revenue	108%	$23,690
Net Income	208%	126,674
Health & Safety	121%-130%	25,664
Permit & License Violations	121%-130%	25,664
Unbilled Receivables	109%	—	(1)
Total Performance Compensation		$201,692

(1) Unbilled trade receivable balances older than 12/31/08 was reduced by $3,253,000 which was more than the budgeted amount of $2,987,000 from $3,318,000 as of 12/31/10 to $331,000; therefore, compensation for the six components shown above was not subject to reduction by 15%.

CFO MIP
	Performance Target	MIP Compensation
Target Objectives:	Threshold Achieved	Earned
Administrative	94%	$10,531
Net Income	208%	22,750
Accounting	100%	9,100
Accounts Receivable	100%	9,100
SOX Compliance	100%	9,100
Centralization & IT Objective	100%	27,300
Unbilled Receivables	109%	—	(1)
Total Performance Compensation		$87,881

 (1) Unbilled trade receivable balances older than 12/31/08 was reduced by $3,253,000 which was more than the budgeted amount of $2,987,000 from $3,318,000 as of 12/31/10 to $331,000; therefore, compensation for the six components shown above was not subject to reduction by 15%.

COO MIP:
	Performance Target	MIP Compensation
Target Objectives:	Threshold Achieved	Earned (1)
Revenue	108%	$11,025
Net Income	208%	58,953
Health & Safety	121%-130%	11,944
Permit & License Violations	121%-130%	11,944
Unbilled Receivables	109%	—	(2)
Total Performance Compensation		$93,866

(1) Amount earned was pro-rated based on date of employment of July 1, 2011.

(2) Unbilled trade receivable balances older than 12/31/08 was reduced by $3,253,000 which was more than the budgeted amount of $2,987,000 from $3,318,000 as of 12/31/10 to $331,000; therefore, compensation for the four components shown above was not subject to reduction by 15%.

President of SEC MIP:
	Performance Target	MIP Compensation
Target Objectives:	Threshold Achieved (1)	Earned (2)
SEC Gross Profit	10%	$—
Net Income	56%	—
Total Performance Compensation		$—

(1) Pursuant  to the  MIP, the SEC gross profit target and the pre-tax Net Income Target were pro-rated for the two months of the “Short Year” (See discussion of “Short Year” under the MIP above), which was $3,083,333 and $1,044,833, respectively.

(2) Performance compensation was pro-rated for the two months of the “Short Year” (November 1, 2011 to December 31, 2011).

2012 Management Incentive Plans

On July 12, 2012, the Company’s Compensation and Stock Option Committee (“Compensation Committee”) approved discretionary individual management incentive plans (“MIPs”) for our CEO, CFO, AND COO.  Each 2012 MIP authorizes the Compensation Committee to recommend a cash incentive bonus to the executive for performance during the 2012 calendar year, if the Compensation Committee determines, in its sole discretion, that such bonus compensation is appropriate based on the considerations enumerated in each 2012 MIP relating to Company performance and the executive’s individual performance during 2012.  Each 2012 MIP is discretionary and payable only if recommended by the Company’s Compensation Committee and approved by the Board of Directors at the Company’s fiscal year end.  Pursuant to each 2012 MIP, the CEO, CFO, and COO are to receive annual base salary of $271,115, $214,240 and $252,350, respectively, during 2012.  The discretionary maximum performance incentive payment payable to each COO, CEO, and COO, if recommended by the Compensation Committee and approved by our Board of Directors, may not exceed $235,870, $94,266, and $219,544, which represents 87%, 44%, and 87% of 2012 base salary, respectively.

Also, on July 12, 2012, the Compensation Committee amended the existing MIP for the SEC President to remove the requirement that net income target be achieved for the 2012 fiscal year and provides that a discretionary bonus will be payable only if recommended by the Compensation Committee and approval by the Board of Directors.  The discretionary bonus, if any, may not exceed $360,000.  If the SEC Gross Profit target is achieved and the maximum discretionary bonus is recommended by the Compensation Committee and approved by our Board of Directors, the maximum performance incentive compensation payable to the SEC President for 2012 will be $720,000, which represents 221.9% of the SEC President’s base salary of $324,480.

The Compensation Committee and the Board of Directors believe that setting the performance incentive payable under each of the 2012 MIPs as discretionary is appropriate because the market environment that the Company is operating during 2012 is unique due to the high concentration of revenue derived from the U.S. government which in a state of flux due to the pending federal election and pressure to reduce federal spending.

In determining whether to recommend a discretionary performance incentive payment for performance during the 2012 fiscal year, the Compensation Committee will consider those factors that the Compensation Committee deems appropriate in light of the objectives of the Company, including without limitation, the following objective and subjective criteria with respect to the performance of the Company and the executive during the 2012 fiscal year:

1.	Revenue;
2.	EBITDA (Earnings before interest, taxes, depreciation and amortization);
3.	Successful Integration;
4.	Achievement of Synergies;
5.	Increase in commercial revenue;
6.	Increase in international revenue;
7.	Continued progress on the NPCM (Nano Porous Composite Material) Development for Commercial Applications;
8.	Resolution of problem projects which were part of the acquisition;
9.	Collection of problem accounts receivable which were part of the acquisition;
10.	Profitable EBITDA from the company’s Treatment Segment; and
11.	Continued Development and Implementation of 2012 and 2013 Strategic Plan.

Performance compensation is paid on or about 90 days after year-end, or sooner, based on finalization of our audited financial statements for 2012.  If the 2012 MIP participant’s employment with the Company is voluntarily or involuntarily terminated prior to a regularly scheduled 2012 MIP compensation payment period, no 2012 MIP payment will be payable for and after such period.  The Compensation Committee retains the right to modify, change or terminate each MIP, at any time and for any reason.

Mr. Robert Schreiber-Schreiber, Yonley, & Associates (“SYA”) - Bonus Plan
Mr. Robert Schreiber, Jr., the President of our environmental engineering and regulatory compliance consulting services firm, SYA, was eligible to be awarded a bonus based on an allocation of a portion of a bonus pool applicable only to SYA employees.  The amount of the bonus pool was equal to 40% of the net income of SYA, minus 5% of SYA’s total revenues for 2011.  In 2011, the bonus pool was determined to be $0.  The Compensation Committee believes that this formula ties any bonus awarded to employees of SYA directly to SYA’s performance, rewards performance, and motivates the SYA employees to achieve our operational goals (although such formula is not linked to specific targets or benchmarks).  The Board delegated to our CEO the authority to determine what portion, if any, of the SYA bonus pool is allocated to Mr. Schreiber for his performance. Our CEO considered the following factors when reviewing Mr. Schreiber’s performance for the purpose of determining Mr. Schreiber’s bonus compensation as a portion of the SYA bonus pool:

•	SYA’s performance as a segment of our Company;

•	Effectiveness of Mr. Schreiber’s leadership;

•	Mr. Schreiber’s role and participation as a member of our executive management team; and

•	Our overall performance, based on a subjective analysis of our revenues and net income in the applicable business environment.

The determination of Mr. Schreiber’s bonus is a subjective determination, with the maximum amount of such bonus being 100% of the SYA bonus pool.  In 2010 and 2009, Mr. Schreiber’s bonus represented 0% and 40%, respectively, of the SYA bonus pool.  Accordingly, Mr. Schreiber’s compensation is not based on objective metrics, but a subjective assessment of his performance, with the maximum amount of such bonus compensation defined by the Compensation Committee’s formula. Although the bonus pool was determined to be $0 in 2011, Mr. Schreiber received a $40,000 discretionary bonus as a result of his management of corporate matters and his contribution to the Company’s research and development program.

Long-Term Incentive Compensation

Employee Stock Option Plans
The 2004 Stock Option Plan (the “2004 Option Plan”) and 2010 Stock Option Plan (the “2010 Option Plan”) encourage participants to focus on long-term performance and provides an opportunity for executive officers and certain designated key employees to increase their stake in the Company. Stock options succeed by delivering value to the executive only when the value of our stock increases.  Both plans authorize the grant of Non-Qualified Stock Options (“NQSOs”) and Incentive Stock Options (“ISOs”) for the purchase of Common Stock.  Except as described below, the Company did not grant any other options to its employees in 2011.

The 2004 Option Plan and 2010 Option Plan assist the Company to:

•	enhance the link between the creation of stockholder value and long-term executive incentive compensation;

•	provide an opportunity for increased equity ownership by executives; and

•	maintain competitive levels of total compensation.

Stock option award levels are determined based on market data, vary among participants based on their positions with us and are granted generally at the Compensation Committee’s regularly scheduled July or August meeting. Newly hired or promoted executive officers who are eligible to receive options are generally awarded such options at the next regularly scheduled Compensation Committee meeting following their hire or promotion date.

Options are awarded with an exercise price equal to or not less than the closing price of the Company’s Common Stock on the date of the grant as reported on the NASDAQ.  In certain limited circumstances, the Compensation Committee may grant options to an executive at an exercise price in excess of the closing price of the Company’s Common Stock on the grant date.

On July 25, 2011, the Compensation Committee, with the approval of our Board of Directors, authorized the grant to our COO of ISOs from the 2010 Stock Option Plan for the purchase of up to 300,000 shares of our common stock.  The exercise price is $1.57 per share, which was the fair market value of our common stock on the grant date.  The ISOs have a term of six years and vest one-third each year over a three year period.

Upon the closing of the acquisition of SEC, we granted our SEC President NQSOs to purchase up to 250,000 shares of our common stock pursuant to the terms of a Non-Qualified Stock Option Agreement, dated October 31, 2011.   The exercise price is $1.35 per share, which was the fair market value of our common stock on the grant date.  The option has a term of 10 years and vest one-fourth each year over a four-year period.

Pursuant to the 2004 Stock Option Plan and the 2010 Stock Option plan, vesting of option awards ceases upon termination of employment and exercise right of the vested option amount ceases upon three months from termination of employment except in the case of death or retirement (subject to a six month limitation), or disability (subject to a one year limitation).  Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option.

Our 1993 Non-Qualified Stock Option Plan (“1993 Plan”) expired on September 13, 2003.  No new options are issued under this plan, but the options issued under the 1993 Plan prior to the expiration date will remain in effect until their respective dates.  Dr. Centofanti and Mr. Robert Schreiber, NEOs, each holds NQSOs to purchase up to 100,000 and 50,000 of the Company’s common stock, respectively, under the 1993 Plan, which will expire on February 27, 2013, if not exercised prior to the expiration date.

In the event of a “change of control” (as defined in the 1993 Non-Qualified Stock Option Plan, the 2004 Stock Option Plan, and the 2010 Stock Option Plan) of the Company, each outstanding option and award granted under the plans shall immediately become exercisable in full notwithstanding the vesting or exercise provisions contained in the stock option agreement.

Accounting for Stock-Based Compensation
We account for stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation.”  ASC 718 establishes accounting standards for entity exchanges of equity instruments for goods or services.  It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.  ASC 718 requires all stock-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.  The Company uses the Black-Scholes option-pricing model to determine the fair-value of stock-based awards which requires subjective assumptions. Assumptions used to estimate the fair value of stock options granted include the exercise price of the award, the expected term, the expected volatility of the Company’s stock over the option’s expected term, the risk-free interest rate over the option’s expected term, and the expected annual dividend yield.

We recognize stock-based compensation expense using a straight-line amortization method over the requisite period, which is the vesting period of the stock option grant. As ASC 718 requires that stock-based compensation expense be based on options that are ultimately expected to vest, our stock-based compensation expense is reduced at an estimated forfeiture rate.  Our estimated forfeiture rate is generally based on historical trends of actual forfeitures.  Forfeiture rates are evaluated, and revised as necessary.

Retirement and Other Benefits

401(k) Plan
We adopted the Perma-Fix Environmental Services, Inc. 401(k) Plan (the “401(k) Plan”) in 1992, which is intended to comply with Section 401 of the Internal Revenue Code and the provisions of the Employee Retirement Income Security Act of 1974.  All full-time employees who have attained the age of 18 are eligible to participate in the 401(k) Plan.  Eligibility is immediate upon employment but enrollment is only allowed during two yearly open periods of January 1 and July 1.  Participating employees may make annual pretax contributions to their accounts up to 100% of their compensation, up to a maximum amount as limited by law. We, at our discretion, may make matching contributions based on the employee’s elective contributions. Company contributions vest over a period of five years.  We have matched 25% of our employees’ contributions since inception of the Plan. In 2011, the Company contributed $432,000 in matching funds, of which approximately $16,476 was for our named executive officers (See the Summary Compensation Table in this section for information about our matching contributions to the named executive officers).  Our new employees from our acquisition of SEHC and its subsidiaries on October 31, 2011 were not eligible to participate in the Company’s 401(k) Plan until January 1, 2012.

 Perquisites and Other Personal Benefits
The Company provides executive officers with limited perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions.  The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers.  The executive officers are provided an auto allowance.

Compensation Committee Report
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION AND STOCK OPTION COMMITTEE
Jack Lahav, Chairman
Joe Reeder
Dr. Charles E. Young

Summary Compensation
The following table summarizes the total compensation paid or earned by each of the executive officers for the fiscal years ended December 31, 2011, 2010, and 2009.

Name and Principal Position	Year	Salary	Bonus	Option Awards	Non-Equity Incentive Plan Compensation		All other Compensation	Total Compensation
		($)	($) (4)	($) (5)	($) (6)		($) (8)	($)

Dr. Louis Centofanti	2011	263,218	—	—	201,692	(7)	13,125	478,035
Chairman of the Board,	2010	263,218	—	—	16,780		13,125	293,123
President and Chief	2009	253,094	—	—	145,575		10,217	408,886
Executive Officer

Ben Naccarato (¹)	2011	208,000	—	—	87,881	(7)	13,125	309,006
Vice President and Chief	2010	207,996	—	—	8,951		13,125	230,072
Financial Officer	2009	196,110	—	59,475	57,963		8,492	322,040

Jim Blankenhorn (2)	2011	122,500	25,000	265,721	93,866	(7)	24,601	531,688
Vice President and Chief
Operating Officer

Robert Schreiber, Jr.	2011	199,140	40,000	—	—		14,503	253,643
President of SYA	2010	197,685	1,000	—	—		18,023	216,708
	2009	191,894	69,130	—	—		8,400	269,424

Christopher Leichtweis (3)	2011	54,000	—	184,305	—	(7)	—	238,305
Senior Vice President and
President of SEC

(1)
Named as Chief Financial Officer and Secretary of the Board of Directors by the Company’s Board of Directors on February 26, 2009.  Mr. Naccarato was named as Interim Chief Financial Officer and Secretary of the Board of Directors effective November 1, 2008. Mr. Naccarato served as the Vice President, Corporate Controller/Treasurer prior to being named Interim Chief Financial Officer and Secretary of the Board of Directors.

(2)
Appointed as the Company’s Chief Operating Officer by the Company’s Board of Directors on February 18, 2011. Mr. Blankenhorn’s employment with the Company became effective on June 1, 2011; however, his actual date of employment was July 1, 2011 as he took a personal leave of absence through June 30, 2011.

(3)
Named as Senior Vice President of the Company and President of SEC on October 31, 2011 upon the Company’s acquisition of SEHC and its subsidiaries on October 31, 2011 from Homeland Security Capital Corporation (“Homeland”). Mr. Leichtweis was a former officer and director of Homeland.

(4)
The $1,000 earned by Mr. Schreiber for 2010 represents a bonus paid to him for 25 years of service with the Company.  Amounts earned by Mr. Schreiber for 2009 represents an allocation of a portion of bonus pool applicable to SYA employees.  The portion of bonus allocated to Mr. Schreiber is approved by our Chief Executive Officer. The bonus pool for 2011 was $0; however, Mr. Schreiber received a $40,000 discretionary bonus in 2011 approved by our Chief Executive Officer resulting from Mr. Schreiber’s management of corporate matters and his contribution to the Company’s research and development program.  See “Mr. Robert Schreiber-Schreiber, Yonley & Associates (“SYA”) - Bonus Plan” in the “Compensation and Discussion Analysis” for further information regarding this bonus plan.  See footnotes (6) and (7) for bonus earned by the named executive officers under the Company’s MIP.  The $25,000 bonus earned by Mr. Blankenhorn represents a sign on bonus upon employment as the Company’s Chief Operating Officer.

(5)
This amount reflects the aggregate grant date fair value of awards computed in accordance with ASC 718, “Compensation – Stock Compensation”, excluding the effect of forfeitures.  No options were granted to any employees and the other named executives in 2011 with the exception of Mr. Leichtweis and Mr. Blankenhorn.

(6)	Represents performance compensation earned under the Company’s MIP. The MIP is described under the heading “Management Incentive Plan.”

(7)
Represents 2011 performance compensation earned in 2011 under the Company’s MIP.  Amount earned for 2011 was paid on March 15, 2012.  MIP earned by Jim Blankenhorn and Christopher Leichtweis were pro-rated based on date of employment of July 1, 2011 and November 1, 2011 (effective date of MIP), respectively.

(8)
The amount shown includes a monthly automobile allowance of $750 or the use of a company car, and our 401(k) matching contribution, where applicable.  In addition, amount also includes gross up of the $25,000 sign on bonus paid to our Chief Operating Officer, Mr. Blankenhorn (see footnote (4) above).

		Auto Allowance or
Name	401(k) match	Company Car	Other	Total
Dr. Louis Centofanti	$4,125	$9,000	$—	$13,125
Ben Naccarato	$4,125	$9,000	$—	$13,125
Jim Blankenhorn	$2,726	$4,154	$17,720	$24,601
Robert Schreiber, Jr.	$5,500	$9,003	$—	$14,503
Christopher Leichtweis	$—	$—	$—	$—

The compensation plan under which the awards in the following table were made are generally described in the Compensation Discussion and Analysis in this section and include the Company’s MIP, which is a non-equity incentive plan, and the Company’s 2004 Stock Option Plan and 2010 Stock Option Plan, which provides for grant of stock options to our employees.

Grant of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards					All other Option Awards: Number of Securities Underlying	Exercise or Base Price of	Grant Date Fair Value of Option
Name	Grant Date	Threshold $	Target $		Maximum $		Options (#)	Option Awards ($/Sh)	Awards ($)

Dr. Louis Centofanti	N/A	—	131,609	(1)	230,316	(1)	—	—	—

Ben Naccarato	N/A	—	52,000	(1)	91,000	(1)	—	—	—

Jim Blankenhorn	N/A	—	61,250	(1)	107,187	(1)	—	—	—
	7/25/2011	—	—		—		300,000	1.57	265,721	(3)

Robert Schreiber, Jr.	N/A	—	—		—		—	—	—

Christopher Leichtweis	N/A	—	100,000	(2)	120,000	(2)	—	—	—
	10/31/2011	—	—		—		250,000	1.35	184,305	(3)

(1)
The amount shown in “Target” reflects the minimum payment level under the Company’s MIP for the NEO which is paid with the achievement of 85% to 100% of the target amount. The amount shown in “Maximum” reflects the maximum payment level of reaching 161% of the target amount. These amounts are based on the individual’s current salary and position.  The “Target” and “Maximum” amounts noted for Mr. Jim Blankenhorn was pro-rated based on date of employment, which was July 1, 2011.

(2)
The amount shown in “Target” reflects the minimum payment level under the MIP approved on October 31, 2011 (which became effective November 1, 2011), which is paid with the achievement of 85% to 100% of the Net Income target and 100% or greater of the SEC Gross Profit target.  The “Maximum” reflects the maximum payment level of reaching 150% or more of the Net Income target and 100% or greater of the SEC Gross Profit target.  The Target and Maximum amounts were pro-rated for the “Short Year” (effective November 1, 2011 to December 31, 2011) for 2011 pursuant to the MIP (see “SEC President MIP” in “Management Incentive Plans” for further discussion of Chris Leichtweis’s MIP.

(3)
Calculated using the fair value of approximately $.886 and $.737 per share as determined on the date of grant in accordance with ASC 718, “Compensation – Stock Compensation” for options granted to Jim Blankenhorn and Christopher Leichtweis, respectively.

Outstanding Equity Awards at Fiscal Year

The following table sets forth unexercised options held by the NEOs as of the fiscal year-end.

Outstanding Equity Awards at December 31, 2011

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) (1) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Dr. Louis Centofanti	100,000	—		—	2.19	2/27/2013
	150,000	—		—	2.28	8/5/2014

Ben Naccarato	20,000	—		—	1.44	10/28/2014
	40,000	—		—	2.28	8/5/2014
	50,000	25,000	(2)		1.42	2/26/2015

Jim Blankenhorn	—	300,000	(3)	—	1.57	7/25/2017

Robert Schreiber, Jr.	50,000	—		—	2.19	2/27/2013
	25,000	—		—	2.28	8/5/2014

Christopher Leichtweis	—	250,000	(4)	—	1.35	10/31/2021

(1)
In the event of a change in control (as defined in the Option Plan) of the Company, each outstanding option and award shall immediately become exercisable in full notwithstanding the vesting or exercise provisions contained in the stock option agreement.

(2)	Incentive stock option granted on February 26, 2009 under the Company’s 2004 Stock Option Plan. The option is for a six year term and vests over a three year period, at one third increments per year.

(3)	Incentive stock option granted on July 25, 2011 under the Company’s 2010 Stock Option Plan. The option is for a six year term and vests over a three year period, at one third increments per year.

(4)
Non-qualified stock option granted on October 31, 2011, pursuant to a Non-Qualified Stock Option Agreement, dated October 31, 2011.  The option is for a ten year term and vests over a four year period, at one fourth increments per year.

None of the Company’s NEOs exercised options during 2011.

Equity Compensation Plans
The following table sets forth information as of December 31, 2011, with respect to our equity compensation plans.

	Equity Compensation Plan
Plan Category	Number of securities to be issued upon exercise of outstanding options warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans Approved by stockholders	2,789,833	$2.03	1,254,143
Equity compensation plans not Approved by stockholders (1)	250,000	$1.35	—
Total	3,039,833	$1.98	1,254,143

(1) These shares are issuable pursuant to options granted to Mr. Christopher Leichtweis pursuant to a Non-Qualified Stock Option Agreement dated October 31, 2011.  Mr. Leichtweis was named as Senior Vice President of the Company and President of SEC on October 31, 2011 upon the Company’s acquisition of SEHC and its subsidiaries on October 31, 2011 from Homeland Security Capital Corporation (“Homeland”).  Mr. Leichtweis was a former officer and director of Homeland.

Compensation Risk Assessment
In reviewing our executive compensation program, the Company considers whether the program encourages unnecessary or excessive risk taking and has concluded that its compensation policies do not create risks that are reasonably likely to have a material adverse effect on the Company.  This conclusion was based on the assessment performed by the Company, with input from the Company’s executive management and its outside securities counsel.  The Company’s assessment included consideration of Item 402(s) as discussed between the Company’s management following in depth discussions of Item 402(s) with our outside securities counsel.  In conducting the Company’s risk assessment, numerous factors were considered, including:

•
the Company does not offer significant short-term incentives that would reasonably be considered as motivating high-risk investments or other conduct that is not consistent with the long term goals of the Company;

•	the mix between short-term and long-term compensation, which is also discussed in “Compensation Discussion and Analysis;”

•	the type of equity awards granted to employees and level of equity and equity award holdings; and

•	the historical emphasis at the Company on long-term growth and profitability over short-term gains.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTER

Security Ownership of Certain Beneficial Owners
The table below sets forth information as to the shares of Common Stock beneficially owned as of July 25, 2012, by each person known by us to be the beneficial owners of more than 5% of any class of our voting securities.

Name of Beneficial Owner	Title Of Class	Amount and Nature of Ownership	Percent Of Class (1)
Heartland Advisors, Inc. (2)	Common	8,725,400	15.54%
Rutabaga Capital Management (3)	Common	3,777,627	6.73%

(1)  The number of shares and the percentage of outstanding Common Stock shown as beneficially owned by a person are based upon 56,140,017 shares of Common Stock outstanding (excludes 38,210 shares held in treasury) on July 25, 2012, and the number of shares of Common Stock which such person has the right to acquire beneficial ownership of within 60 days. Beneficial ownership by our stockholders has been determined in accordance with the rules promulgated under Section 13(d) of the Exchange Act.

(2) This information is based on the Schedule 13F-HR, filed with the Securities and Exchange Commission (the “Commission”) on May 15, 2012, which provides that Heartland Advisors, Inc., an investment advisor, has sole dispositive power over all of these shares but sole voting power over 8,218,300 shares and no voting power over 507,100 shares.  The address of Heartland Advisors, Inc. is 789 North Water Street, Suite 500, Milwaukee, WI 53202.

(3) This information is based on the Schedule 13F/HR, filed with the Commission on May 8, 2012, which provides that Rutabaga Capital Management, an investment advisor, has sole dispositive power over all of these shares but sole voting power over 3,216,994 shares and no voting power over 560,633 shares.  The address of Rutabaga Capital Management is 64 Broad Street, Boston, MA  02109.

Capital Bank represented to us that:
•	As of July 11, 2012, Capital Bank holds of record as a nominee for, and as an agent of, certain accredited investors, 6,887,333 shares of our Common Stock.;
•
All of our shares of Common Stock held in the name of Capital Bank, as agent of and nominee for its investors, that were acquired directly from us in private placement transactions, or as a result of conversions of our preferred stock or exercise of our warrants (collectively, “Private Placement Transactions”), and all of our shares acquired in Private Placement Transactions by Capital Bank were acquired for and on behalf of accredited investors;

•	During 2011 and the seven months of 2012, it acquired, as agent for and nominee of, certain of its investors, shares of our Common Stock in open market transactions (“Open Market Transactions”);
•
None of Capital Bank's investors beneficially own more than 4.9% of our Common Stock and to its best knowledge, as far as stocks held in accounts with Capital Bank, none of Capital Bank’s investors act together as a group or otherwise act in concert for the purpose of voting on matters subject to the vote of our stockholders or for purpose of dispositive or investment of such stock;

•	Capital Bank's investors maintain full voting and dispositive power over the Common Stock beneficially owned by such investors;
•	Capital Bank has neither voting nor investment power over the shares of Common Stock owned by Capital Bank, as agent for its investors;
•
Capital Bank believes that it is not required to file reports under Section 16(a) of the Exchange Act or to file either Schedule 13D or Schedule 13G in connection with the shares of our Common Stock registered in the name of Capital Bank; and

•
Capital Bank is not the beneficial owner, as such term is defined in Rule 13d-3 of the Exchange Act, of the shares of Common Stock registered in Capital Bank’s name because (a) Capital Bank holds the Common Stock as a nominee only, (b) Capital Bank has neither voting nor investment power over such shares, and (c) Capital Bank has not nominated or sought to nominate, and does not intend to nominate in the future, any person to serve as a member of our Board of Directors.

Notwithstanding the previous paragraph, if Capital Bank's representations to us described above are incorrect or if Capital Bank's investors are acting as a group, then Capital Bank or a group of Capital Bank's investors could be a beneficial owner of more than 5% of our voting securities.  If Capital Bank is deemed the beneficial owner of such shares, the following table sets forth information as to the shares of voting securities that Capital Bank may be considered to beneficially own on July 25, 2012.

Name of Record Owner	Title Of Class	Amount and Nature of Ownership		Percent Of Class (1)
Capital Bank Grawe Gruppe (2)	Common	6,887,333	(2)	12.27%

(1)  This calculation is based upon 56,140,017 shares of Common Stock outstanding on July 25, 2012 plus the number of shares of Common Stock which Capital Bank, as agent for certain accredited investors has the right to acquire within 60 days, which is none.

(2) This amount is the number of shares that Capital Bank has represented to us that it holds of record as nominee for, and as an agent of, certain of its accredited investors.  As of the date of this report, Capital Bank has no warrants or options to acquire, as agent for certain investors, additional shares of our Common Stocks.  Although Capital Bank is the record holder of the shares of Common Stock described in this note, Capital Bank has advised us that it does not believe it is a beneficial owner of the Common Stock or that it is required to file reports under Section 16(a) or Section 13(d) of the Exchange Act.  Because Capital Bank (a) has advised us that it holds the Common Stock as a nominee only and that it does not exercise voting or investment power over the Common Stock held in its name and that no one investor of Capital Bank for which it holds our Common Stock holds more than 4.9% of our issued and outstanding Common Stock and (b) has not nominated, and has not sought to nominate, and does not intend to nominate in the future, any person to serve as a member of our Board of Directors, we do not believe that Capital Bank is our affiliate.  Capital Bank's address is Burgring 16, A-8010 Graz, Austria.

Security Ownership of Management
The following table sets forth information as to the shares of voting securities beneficially owned as of July 25, 2012, by each of our Directors and NEOs and by all of our directors and executive officers as a group.  Beneficial ownership has been determined in accordance with the rules promulgated under Section 13(d) of the Exchange Act.  A person is deemed to be a beneficial owner of any voting securities for which that person has the right to acquire beneficial ownership within 60 days.

Name of Beneficial Owner (2)	Common Stock		Common Stock (1)
Dr. Louis F. Centofanti (3)	1,215,024	(3)	2.15%
Jack Lahav (4)	943,133	(4)	1.68%
Joe R. Reeder (5)	900,279	(5)	1.60%
Larry M. Shelton (6)	184,375	(6)	*
Dr. Charles E. Young (7)	211,233	(7)	*
Mark A. Zwecker (8)	510,352	(8)	*
Robert L. Ferguson (9)	417,367	(9)	*
Robert Schreiber, Jr. (10)	180,292	(10)	*
Ben Naccarato (11)	135,000	(11)	*
Christopher Leichtweis (12)	747,112	(12)	1.33%
James Blankenhorn	100,000	(13)	*
Directors and Executive Officers as a Group (11 persons)	5,544,167	(14)	9.67%

*Indicates beneficial ownership of less than one percent (1%).

(1)  See footnote (1) of the table under “Security Ownership of Certain Beneficial Owners.”

(2)  The business address of each person, for the purposes hereof, is c/o Perma-Fix Environmental Services, Inc., 8302 Dunwoody Place, Suite 250, Atlanta, Georgia 30350.

(3)  These shares include (i) 651,024 shares held of record by Dr. Centofanti, (ii) options to purchase 250,000 shares, which are immediately exercisable, and (iii) 314,000 shares held by Dr. Centofanti's wife.  Dr. Centofanti has sole voting and investment power of these shares, except for the shares held by Dr. Centofanti's wife, over which Dr. Centofanti shares voting and investment power.

(4)  Mr. Lahav has sole voting and investment power over these shares which include: (i) 830,133 shares of Common Stock held of record by Mr. Lahav, and (ii) options to purchase 113,000 shares of Common Stock, which are immediately exercisable.

(5)  Mr. Reeder has sole voting and investment power over these shares which include: (i) 777,279 shares of Common Stock held of record by Mr. Reeder, and (ii) options to purchase 123,000 shares, which are immediately exercisable.

(6) Mr. Shelton has sole voting and investment power over these shares which include: (i) 94,375 shares of Common Stock held of record by Mr. Shelton, and (ii) options to purchase 90,000 shares, which are immediately exercisable.

(7)  Dr. Young has sole voting and investment power over these shares which include: (i) 85,233 shares held of record by Dr. Young; and (ii) options to purchase 126,000 shares, which are immediately exercisable.

(8) Mr. Zwecker has sole voting and investment power over these shares which include: (i) 397,352 shares of Common Stock held of record by Mr. Zwecker, and (ii) options to purchase 113,000 shares, which are immediately exercisable.

(9)  Mr. Ferguson has sole voting and investment power over these shares which include: (i) 282,303 shares of Common Stock held of record by Mr. Ferguson, (ii) 27,046 shares held in Mr. Ferguson’s individual retirement account, (iii) 24,018 shares held by Ferguson Financial Group LLC (“FFG LLC”), of which Mr. Ferguson is the manager, and (iv) options to purchase 84,000 shares, which are immediately exercisable.  Mr. Ferguson is not standing for re-election as a director at this Meeting.

(10) Mr. Schreiber has joint voting and investment power, with his spouse, over 105,292 shares of Common Stock beneficially held and sole voting and investment power over options to purchase 75,000 shares, which are immediately exercisable.

(11) Mr. Naccarato has sole voting and investment power over these shares which include: options to purchase 135,000 shares, which are immediately exercisable.

(12)Mr. Leichtweis has sole voting and investment power over these shares of Common Stock held of record by Mr. Leichtweis.

(13) Mr. Blankenhorn has sole voting and investment power over these shares which include: options to purchase 100,000 shares, which are immediately exercisable.

(14)Amount includes 1,209,000 options, which are immediately exercisable to purchase 1,209,000 shares of Common Stock.

PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed BDO USA, LLP (“BDO”) as the independent registered public accounting firm to audit the consolidated financial statements of the Company for fiscal year 2012. BDO has been the Company’s independent registered public accounting firm since December 18, 1996.  It is expected that representatives of BDO will be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions.

The affirmative vote of the holders of a majority of the Common Stock present in person or by proxy at the Meeting and entitled to vote is required for adoption of this proposal.

Audit Fees
The aggregate fees and expenses billed by BDO for professional services rendered for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2011 and 2010, for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for those fiscal years, and for review of documents filed with the Securities and Exchange Commission for those fiscal years were approximately $602,000 and $433,000, respectively.  Audit fees for 2011 and 2010 included approximately $105,000 and $120,000, respectively, in fees related to the audit of internal control over financial reporting.

Audit-Related Fees
The aggregate fees and expenses billed by BDO for audit-related services for the fiscal years ended December 31, 2011 and 2010 totaled $43,000 and $24,000, respectively.  Fees for 2011 and 2010 included consulting on various accounting and reporting matters and audit of the Company’s 401(K) Plan.

Tax Services
BDO was engaged to provide tax services to the Company for the fiscal years ended December 31, 2011 and 2010, resulting in fees totaling approximately $35,000 and $53,000, respectively.

The Audit Committee of the Company's Board of Directors has considered whether BDO’s provision of the services described above for the fiscal years ended December 31, 2011 and 2010 is compatible with maintaining its independence.

Engagement of the Independent Auditor
The Audit Committee approves in advance all engagements with BDO and any members of the BDO Alliance network of firms to perform audit or non-audit services for us.  All services under the headings Audit Fees, Audit Related Fees, and Tax Services were approved by the Audit Committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X of the Exchange Act.  The Audit Committee's pre-approval policy provides as follows:

•
The Audit Committee will review and pre-approve on an annual basis all audits, audit-related, tax and other services, along with acceptable cost levels, to be performed by BDO and any member of the BDO Alliance network of firms, and may revise the pre-approved services during the period based on later determinations. Pre-approved services typically include: Audits, quarterly reviews, regulatory filing requirements, consultation on new accounting and disclosure standards, employee benefit plan audits, reviews and reporting on management's internal controls and specified tax matters.

•	Any proposed service that is not pre-approved on the annual basis requires a specific pre-approval by the Audit Committee, including cost level approval.
•
The Audit Committee may delegate pre-approval authority to one or more of the Audit Committee members. The delegated member must report to the Audit Committee, at the next Audit Committee meeting, any pre-approval decisions made.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE REAPPOINTMENT OF BDO AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3 – APPROVAL, BY AN ADVISORY (NON-BINDING) VOTE, OF THE 2011 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (“Exchange Act”), we are providing stockholders with an advisory (non-binding) vote on the approval of the 2011 compensation of our named executive officers (this vote is sometimes referred to as “say on pay”).  Accordingly, you may vote on the following resolution at the 2012 annual meeting:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation paid to the Company’s named executive officers in 2011, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative discussion, in the Company’s 2012 Proxy Statement.”

As described in this Proxy Statement, our executive compensation programs are designed to enable us to attract, motivate, and retain executive talent, who are critical to our success.  Our compensation is centered around a pay for performance philosophy.  We believe that our executive compensation program, with its balance of cash incentive designed to reward achievement of key performance goals set for the year and longer-term equity based incentives, compensates our executive for performance directly linked to stockholder value creation.

The vote on this Proposal 3 is not intended to address any specific element of compensation and is advisory, which means that the vote is not binding on the Company, our Board of Directors, and the Compensation Committee.  However, our Board of Directors and our Compensation Committee value the opinions of our stockholders and will review the voting results in connection with their ongoing evaluation of the Company’s compensation program and will consider the outcome of the vote when making future compensation decisions,

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVED, BY ADVISORY (NON-BINDING) VOTE THE 2011 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4 – APPROVAL OF THE SECOND AMENDMENT TO THE 2003 OUTSIDE DIRECTORS STOCK PLAN

Background.   In 2003, the Board of Directors adopted the 2003 Outside Directors Stock Plan (the "2003 Plan"), and the 2003 Plan was approved by our stockholders at the annual meeting held on July 29, 2003.  The 2003 Plan authorizes the grant of non-qualified stock options and stock awards to each member of our Board of Directors who is not our employee.  Currently, we have six outside directors.  The Board of Directors believes that the 2003 Plan serves to:

(a)	attract and retain qualified members of the Board of Directors who are not our employees, and

(b)
enhance such outside directors’ interests in our continued success by increasing their proprietary interest in us and more closely aligning the financial interests of such outside directors with the financial interests of our stockholders.

On August 5, 2008, the Company’s stockholders approved the First Amendment to the 2003 Plan which increased from 1,000,000 to 2,000,000 the number of shares reserved for issuance under the plan.

Second Amendment.  Currently, the maximum number of shares of our Common Stock that may be issued under the 2003 Plan is 2,000,000, of which 1,054,168 shares have previously been issued under the 2003 Plan, and 756,000 shares are issuable under outstanding options granted under the 2003 Plan.  As a result, an aggregate of 1,810,168 of the 2,000,000 shares authorized under the 2003 Plan have been previously issued or reserved for issuance, and only 189,832 shares remain available for issuance under the 2003 Plan.  In order to continue the benefits that are derived through the 2003 Plan, on July 12, 2012, our Compensation and Stock Option Committee approved and recommended that our Board of Directors approve the Second Amendment to the 2003 Plan (the "Second Amendment") to increase from 2,000,000 to 3,000,000 the number of shares of our Common Stock reserved for issuance under the 2003 Plan.  Our Board of Directors approved the Second Amendment to the 2003 Plan on July 12, 2012.  The adoption of the Second Amendment to the 2003 Plan is subject to shareholder approval.  The Second Amendment is attached as Appendix “A” to this Proxy Statement.

Pursuant to Rule 16b-3 of the Securities Exchange Act, as amended, and the NASDAQ rules, our stockholders are being asked to approve the Second Amendment to the 2003 Plan at the Meeting.  The principal features of the 2003 Plan, as previously amended by the First Amendment and currently by the Second Amendment (as set forth in Appendix “A” to this Proxy Statement), are summarized below, but such summary is qualified in its entirety by reference to the terms of the 2003 Plan, as amended.

Available Shares.  If the Second Amendment is adopted, the 2003 Plan will provide that the  maximum number of shares of our Common Stock that may be issued under the 2003 Plan is 3,000,000 shares (subject to adjustment as provided in the 2003 Plan), of which 1,810,168 have previously been issued or reserved for issuance under the 2003 Plan.  As of the record date, the fair market value of a share of our common stock was $1.08, based on the closing price of such stock as reported on NASDAQ on such date.  As a result, the aggregate fair market value of the additional 1,000,000 shares of our Common Stock that may be granted under the 2003 Plan if the Second Amendment is approved was $1,080,000 as of the record date.  Shares of our Common Stock subject to options that are canceled or expired without being exercised will again be available for awards under the 2003 Plan.  The shares of Common Stock to be delivered under the 2003 Plan will be made available from our authorized and unissued shares.

Eligibility. Each member of our Board of Directors who is not our employee ("Eligible Director") is eligible to receive options and awards under the 2003 Plan.  As of the date of this Proxy Statement, six persons are eligible to participate in the 2003 Plan.  If new or additional non-employee directors are added to our Board of Directors, they will be eligible to participate in the 2003 Plan.

Grant of Options.  Each Eligible Director automatically receives an option to purchase 30,000 shares of Common Stock on the date the Eligible Director is initially elected to the Board of Directors. Thereafter, each Eligible Director receives an option to acquire an additional 12,000 shares of Common Stock on each date the Eligible Director is reelected to the Board of Directors by our stockholders. The options granted under the 2003 Plan are non-qualified stock options, which do not qualify as “incentive stock options" under Section 422 of the Internal Revenue Code, as amended (the "Code").

Option Terms.  The 2003 Plan provides that the terms of each option granted will include the following:

●
Exercise Price. The exercise price of options will be the fair market value of the shares of Common Stock subject to the option on the business day preceding the date the option is granted.  Common Stock purchased upon the exercise of an option granted under the 2003 Plan must be paid in cash in full at the time of exercise.  Options must be exercised for not less than 1,000 shares of Common Stock unless the remaining shares that are exercisable are less than 1,000 shares.

●	Term. No option shall be exercisable until after the expiration of at least six months from the date the option was granted. Each option will expire 10 years from the date the option is granted.

Stock in lieu of Director Fees Payable in Cash.  The 2003 Plan provides that an Eligible Director may elect to receive either:

●	65% of the fee payable to the Eligible Director for service on our Board (the "Director Fee") in Common Stock with the balance paid in cash, or

●	100% of the Director Fee in Common Stock.

The number of shares of Common Stock issuable to the Eligible Directors in lieu of Director Fees payable in cash is determined by valuing the Common Stock at 75% of its fair market value on the business day immediately preceding the date that the Director Fee is due.  No shares of Common Stock received in lieu of Director Fees paid in cash may be transferred by an Eligible Director until after the expiration of six months from the date the shares are issued.

Amendment or Termination. The Board of Directors may amend or modify the 2003 Plan at any time (except as otherwise provided in the 2003 Plan); provided however, the Board of Directors may not amend the 2003 Plan more than once every six months with respect to the provisions relating to the grant of options, except to comport with changes in the Code, the Employee Retirement Income Securities Act, or rules thereunder.  No amendment shall be effective without shareholder approval if shareholder approval is required to apply with applicable law or stock exchange rules.

Adjustments.  Subject to any required action by our stockholders, the number of shares of common stock for which options may granted and the number of shares of common stock then subject to options previously granted will be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of our common stock resulting from a merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split or stock dividend. Such adjustments shall be made solely by the Board of Directors.

Federal Tax Consequences:

•
Stock Options.  An optionee will realize no taxable income at the time an option is granted under the 2003 Plan.  Ordinary income will generally be realized by the optionee at the time the optionee exercises of an option. The amount of income will be equal to the difference between the exercise price and the fair market value of the shares on the date of exercise.  Tax withholding may be required on such income at the time of exercise by the optionee.  We are entitled to a deduction for federal income tax purposes at the same time and in the same amount as the optionee is considered to have realized ordinary income on the exercise of an option.  When an optionee disposes of shares of Common Stock acquired upon the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long or short-term capital gain, depending upon the holding period of the shares.  If the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as long or short-term capital loss depending upon the holding period of the shares.

•
Stock Awards. An Eligible Director will recognize ordinary income upon the issuance of shares of Common Stock in lieu of cash Director Fees in an amount equal to the fair market value of the shares received, adjusted for certain marketability restrictions of these shares.   Tax withholding may be required on such income at the time of issuance.  We generally will be entitled to a federal income tax deduction on the date of issuance equal to the amount the Eligible Director recognizes as ordinary income.  When a participant sells shares received as a stock award, the participant will recognize capital gain or loss equal to the difference between the amount the participant recognized as ordinary income (adjusted for certain marketability restrictions of these shares) and the fair market value of the shares on the date of the sale.  Such capital gain or loss will be treated as long term or short term, depending on the holding period of the shares."

The above-described tax consequences are based upon present federal income tax laws, and thus are subject to change when laws change.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” APPROVAL OF THE SECOND AMENDMENT TO THE 2003 OUTSIDE DIRECTORS STOCK PLAN.

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder who wishes to present a proposal for consideration at the annual meeting of stockholders to be held in 2013 (other than nominations for elections to our Board of Directors) must submit such proposal in accordance with the rules promulgated by the Securities and Exchange Commission and our Amended and Restated Bylaws.  In order for a proposal to be considered for inclusion in the Company’s proxy materials relating to the 2013 Annual Meeting of Stockholders, the stockholder must submit such proposal in writing to the Company so that it is received no later than April 8, 2013.  Any nomination by a shareholder of a person to be elected as a member of our Board of Directors must be submitted as discussed under, and meeting the requirements as discussed in, “Meetings and Committees of the Board of Directors - Corporate Governance and Nominating Committee-Stockholder Nominees.”

Any stockholder proposal submitted with respect to the Company’s 2013 Annual Meeting of Stockholders which proposal is received by the Company after June 21, 2013, will be considered untimely for purposes of Rule 14a-4 under the Exchange Act.  However, if the date of the 2013 Annual Meeting has changed more than 30 days from the date of this year’s Annual Meeting, the notice must be received a reasonable time before we send our proxy materials for the 2013 Annual Meeting in order to be timely received.

All such proposals should be addressed to the Secretary of the Corporation, Perma-Fix Environmental Services, Inc., 8302 Dunwoody Place, Suite 250, Atlanta, Georgia 30350.

OTHER MATTERS

Other Business
The Board of Directors has no knowledge of any business to be presented for consideration at the Meeting other than as described above.  Should any such matters properly come before the Meeting or any adjournment thereof, the persons named in the enclosed Proxy Card will have discretionary authority to vote such proxy in accordance with their best judgment on such matters and with respect to matters incident to the conduct of the Meeting.

Annual Report on Form 10-K
A copy of the Company’s 2011 Annual Report accompanies this Proxy Statement.  Upon written request, the Company will send you, without charge, a copy of its Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2011, including the financial statements and schedules, which the Company has filed with the Securities and Exchange Commission.  Copies of the exhibits to the Form 10-K are available upon written request, but a reasonable fee per page will be charged to the requesting stockholder.  Each written request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of the Company’s Common Stock entitled to vote at the Meeting.  Stockholders should direct the written request to the Company’s Chief Financial Officer at 8302 Dunwoody Place, Suite 250, Atlanta, Georgia 30350.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held September 13, 2012

Our 2012 Proxy Materials and Annual Report to Stockholders for the fiscal year 2011 are available at
http://www.cstproxy.com/perma-fix/2012

In order to assure the presence of the necessary quorum at the Meeting, please sign and mail the enclosed Proxy Card promptly in the envelope provided.  No postage is required if mailed within the United States.  The signing of the Proxy Card will not prevent your attending the Meeting and voting in person, should you so desire.

Order of the Board of Directors

Ben Naccarato
Secretary
Atlanta, Georgia
August 6, 2012

APPENDIX “A”

SECOND AMENDMENT
to
2003 OUTSIDE DIRECTORS STOCK PLAN

THIS SECOND AMENDMENT TO THE PERMA-FIX ENVIRONMENTAL SERVICES, INC. 2003 OUTSIDE DIRECTORS STOCK PLAN (the “Second Amendment”) was approved by the Board of Directors (the “Board”) of Perma-Fix Environmental Services, Inc. (the “Company”) to be effective on July 12, 2012, subject to the approval of the shareholders of the Company.

WHEREAS, Article IX of the 2003 Outside Directors Stock Plan, effective July 29, 2003 (as amended, the “Plan”), provides that the Board may at any time, and from time to time and, in any respect amend or modify the Plan;

WHEREAS, as of July 9, 2012, the maximum number of shares of our common stock that may be issued under the Plan is 2,000,000 shares (subject to adjustment as provided in the 2003 Plan), of which 1,810,168 have previously been issued or reserved for issuance under the Plan, comprised of 1,054,168 shares previously been issued under the Plan, and 756,000 shares issuable under outstanding options granted under the Plan;

WHEREAS, in order to continue to attract and retain qualified members of the Board who are not employees of the Company, the Board is of the opinion that it is necessary that the maximum number of shares of Common Stock that may be issued under the Plan be increased from 2,000,000 to 3,000,000 shares (subject to adjustment as provided in the Plan); and,

NOW, THEREFORE, the following amendments to the plan are unanimously adopted by the Board, subject to the approval of the shareholders of the Company:

Amendment to Section 4.1:

Section 4.1 of the Plan is hereby amended by deleting the number “2,000,000" from the first full sentence contained therein and substituting in lieu thereof the number “3,000,000."

The Plan is hereby amended and modified only to the extent specifically amended or modified by this Second Amendment to the 2003 Outside Directors Stock Plan.  None of the other terms, conditions or provisions of the Plan, is amended or modified by this Second Amendment to the 2003 Outside Directors Stock Plan.

VOTE BY INTERNET OR MAIL
QUICK *** EASY*** IMMEDIATE

As a stockholder of Perma-Fix Environmental Services, Inc., you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Daylight Saving Time, on September 12,2012.

Vote Your Proxv on the Internet:		Vote Your Proxv bv mail:

Go to www.cstproxyvote.com Have your proxy card available when you access the above website, Follow the prompts to vote your shares.	OR	Mark, sign, and date your proxy card below, detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE IN ITEMS 1, 2, 3, AND 4. IF THE UNDERSIGNED MAKES NO SPECIFICATIONS, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3, AND 4 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 5.
Please mark your votes like this	☒

1.	ELECTION OF DIRECTORS		FOR all	WITHHOLD	2,	RATIFY THE APPOINTMENT OF BDO USA,	FOR	AGAINST	ABSTAIN
			Nominees	AUTHORITY		LLP AS THE INDEPENDENT REGISTERED	☐	☐	☐
	NOMINEES:		listed	to vote (except as marked		ACCOUNTING FIRM FOR FISCAL YEAR 2012
			to the left	to the contrary for all			FOR	AGAINST	ABSTAIN
	(01) Dr. Louis F. Centofanli	(04) Larry M. Shelton		nominees listed to the left)	3.	APPROVE, BY NON-BINDING VOTE, 2011	☐	☐	☐
	(02) Jack Lahav	(05) Dr. Charles E. Young				COMPENSATION OF NAMED EXECUTIVE
	(03) Joe R. Reeder	(06) Mark A. Zwecker	☐	☐		OFFICERS

	(Instruction: To withhold authority to vote for any individual nominee, strike a						FOR	AGAINST	ABSTAIN
	line through that nominee's name in the list above)				4.	APPROVE THE SECOND AMENDMENT TO THE 2003 OUTSIDE DIRECTORS STOCK PLAN	☐	☐	☐

					5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date	, 2012.
Please sign exactly as your name appears herein, date and return this Proxy Card promptly, using the self-addressed, prepaid envelope enclosed for your convenience.  Please correct your address before returning this Proxy Card.  Persons signing in fiduciary capacity should indicate that fact and give their full title.  If a corporation, please sign in full corporate name by the president or other authorized officer.  If a partnership, please sign in the partnership name by an authorized person.  If joint tenants, both should sign.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held September 13, 2012. The Proxy Statement and our 2011 Annual Report to Stockholders are available at:

http://www.cstproxy.com/perma-fix/2012

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

Perma-Fix Environmental Services, Inc.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
For Annual Meeting of Stockholders to be held September 13,2012

The undersigned hereby appoints Dr. Louis F. Centofanti and Ben Naccarato, and each of them severally, as the undersigned's proxies, with full power of substitution, to attend the Annual Meeting of the Stockholders of Perma-Fix Environmental Services, Inc. (the "Company") at the Hilton Atlanta Airport, 1031 Virginia Avenue, Atlanta, Georgia 30354, at 11:00 a.m. (EDST), on September 13, 2012, and at any adjournment of that meeting, and to vote the number of shares of common stock of the Company held in the undersigned's name as of the close of business on July 25, 2012, as designated on the reverse side.

(Continued, and to be marked, dated and signed, on the other side)